As filed with the Securities and Exchange Commission on February 24, 2022.
Registration Statement No. 333-260145

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 2
to Form S-3
Registration Statement
UNDER
THE SECURITIES ACT OF 1933

COMPASS Pathways plc
(Exact name of registrant as specified in its charter)

England and Wales	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

33 Broadwick Street
London W1F 0DQ
United Kingdom
Tel: +1 (646) 905-3974
(Address and telephone number for principal executive offices)

Stephen Schultz
COMPASS Pathways plc
180 Varick Street
New York, New York 10014
Tel: +1 (646) 905-3974
(Name, address and telephone number of agent for service)

Please send copies of all communications to:

Mitchell S. Bloom Benjamin K. Marsh Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Sophie C. McGrath Goodwin Procter (UK) LLP 100 Cheapside London EC2V 6DY United Kingdom +44 (0) 20 7447 4200

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
EXPLANATORY NOTE
COMPASS Pathways plc (the “Registrant”) has filed a Post-Effective Amendment No. 1 (“Amendment No. 1”) to the Registration Statement on Form F-3 (File No. 333-260145) (the “F-3 Registration Statement”) on Form S-3 (the “Automatic Shelf Registration Statement”) because the Registrant was no longer a well-known seasoned issuer (as such term is defined in Rule 405 under the Securities Act of 1933, as amended) upon the filing of its Annual Report on Form 10-K for the year ended December 31, 2021 and as of January 1, 2022 was no longer a foreign private issuer within the meaning of the Securities Exchange Act of 1934, as amended. This Post-Effective Amendment No. 2 on Form S-3 (the “Registration Statement”) is being filed using EDGAR submission type POS AM in order to convert the Automatic Shelf Registration Statement, as amended, to the proper EDGAR submission type for a non-automatic shelf registration statement.
This Registration Statement contains:
•a base prospectus, which covers the offering, issuance and sale by the Registrant of up to $400,000,000 of the securities identified below, as well as the offering and sale of up to 18,656,743 of our ordinary shares or American Depositary Shares representing ordinary shares by the selling security holders, in each case, from time to time in one or more offerings; and
•a sales agreement prospectus supplement covering the offering, issuance and sale by the Registrant of up to a maximum aggregate offering price of $150,000,000 of the Registrant's ADSs, represented by ordinary shares that may be issued and sold from time to time under a Sales Agreement, dated October 8, 2021, or the Sales Agreement, previously entered into with Cowen and Company, LLC.
The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The specific terms of the securities to be issued and sold under the Sales Agreement are specified in the Sales Agreement prospectus supplement that immediately follows the base prospectus. As of February 24, 2022, the Registrant has not sold any securities under the Sales Agreement prospectus supplement pursuant to the F-3 Registration Statement. The $150,000,000 of our ADSs that may be offered, issued and sold under the Sales Agreement prospectus supplement is included in the $400,000,000 of securities that may be offered, issued and sold by us under the base prospectus.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED FEBRUARY 24, 2022
PROSPECTUS
$400,000,000
of
Ordinary Shares
American Depositary Shares representing Ordinary Shares
Debt Securities
Warrants
Units
Offered by the Registrant
And
18,656,743 Ordinary Shares or American Depositary Shares representing Ordinary Shares Offered by Selling Security Holders

We may offer and sell from time to time up to $400,000,000 in aggregate principal amount of our: ordinary shares, each of which may be represented by one American Depositary Share; senior or subordinated debt securities; warrants to purchase any securities that may be sold under this prospectus; units or any combination of these securities as described in this prospectus. This prospectus may also be used to offer up to 18,656,743 ordinary shares for the accounts of existing security holders, which we refer to in this prospectus as the “selling security holders.” We will describe in a prospectus supplement the securities we and/or our selling security holders are offering and selling, as well as the specific terms of the securities. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering of the securities. Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in this prospectus. For more detailed information, see "Plan of Distribution" on page 61. We will not receive any proceeds from the sale of securities by our selling security holders.
We and/or our selling security holders may offer these securities in amounts, at prices and on terms determined at the time of offering. We and/or our selling security holders may sell the securities through public or private transactions directly to you, through agents, or through underwriters and dealers on or off the Nasdaq Global Select Market. If we and/or our selling security holders use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. You should read this prospectus and the accompanying prospectus supplement and any free writing prospectus, as well as the documents incorporated by reference, or deemed incorporated by reference into this prospectus, carefully before you invest.
Our American Depositary Shares representing ordinary shares are traded on the Nasdaq Global Select Market under the symbol “CMPS”. A separate registration statement on Form F-6, as amended, for the registration of American Depositary Shares issuable upon deposit of the ordinary shares was previously filed with the Securities and Exchange Commission and was effective on September 17, 2020 (Registration No. 333-248514). If we decide to list any of these other securities on a national securities exchange upon issuance, the applicable prospectus supplement to this prospectus will identify the exchange and the date when we expect trading to begin. On February 22, 2022, the closing price of our American Depositary Shares on the Nasdaq Global Select Market was $12.61 per ADS.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 3 of this prospectus and in the applicable prospectus supplement and any related free writing prospectus and in the documents that are incorporated by reference into this prospectus or the applicable prospectus supplement for certain risks you should consider. You should read the entire prospectus carefully before you make your investment decision.
Neither the Securities and Exchange Commission nor any state or other securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2022.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3, as amended, that we filed with the U.S. Securities and Exchange Commission, or SEC, using a “shelf” registration process.
Under this shelf registration process, we may offer the securities described in this prospectus from time to time in one or more offerings for an aggregate offering amount of up to $400,000,000 at prices and on terms to be determined by market conditions at the time of offering. In addition, the selling security holders may from time to time sell up to 18,656,743 of our ordinary shares or American Depositary Shares representing ordinary shares in one or more offerings. This prospectus provides you with a general description of the securities we and/or our selling security holders may offer. Each time we and/or our selling security holders offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.
Registration of the securities covered by this prospectus does not mean that these securities will necessarily be offered or sold. As of the date of filing this prospectus, we have no specific plans for selling the securities registered hereunder.
A prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement or any free writing prospectus may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. Please carefully read both this prospectus, including the information incorporated by reference into this prospectus, and the applicable prospectus supplement or any free writing prospectus together with additional information described under the heading “Where You Can Find More Information.” This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
The Registration Statement containing this prospectus, including exhibits to the Registration Statement, provides additional information about us and the securities offered under this prospectus. The Registration Statement can be read at the SEC website mentioned under the heading “Where You Can Find More Information.”
We and/or our selling security holders may sell the securities directly to or through underwriters, dealers or agents. We and/or our selling security holders, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we and/or our selling security holders do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:
•the names of those underwriters or agents;
•applicable fees, discounts and commissions to be paid to them;
•details regarding over-allotment options, if any; and
•the net proceeds to us or our selling security holders.

We have not authorized any broker-dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and the accompanying supplement to this prospectus and any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and the accompanying prospectus supplement or any free writing prospectus speaks only as of their respective dates and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.
This prospectus contains or incorporates by reference industry, market and competitive position data that are based on general and industry publications, surveys and studies conducted by third parties, some of which may not be publicly available, and our own internal estimates and research. While we are responsible for the data incorporated or contained in this prospectus, third-party publications, surveys and studies generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. These data involve a number of assumptions and limitations and contain projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. We caution you not to give undue weight to such projections, assumptions and estimates.
We own various trademark registrations and applications, and unregistered trademarks, including COMPASS Pathways plc and our corporate logo. All other trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend to use or display other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

PRESENTATION OF FINANCIAL INFORMATION
We maintain our books and records in pounds sterling, our results are subsequently converted to U.S. dollars and we prepare our consolidated financial statements in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, as issued by the Financial Accounting Standards Board. All references included or incorporated by reference in this prospectus to “$” are to U.S. Dollars and all references to “£” are to pounds sterling.
We have made rounding adjustments to some of the figures included or incorporated by reference in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them. We have historically conducted our business through COMPASS Pathfinder Holdings Limited, and therefore our historical consolidated financial statements previously presented the consolidated results of operations of COMPASS Pathfinder Holdings Limited. Following our reorganization that we completed in connection with our initial public offering, our consolidated financial statements present the consolidated results of operations of COMPASS Pathways plc.

PROSPECTUS SUMMARY
This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the documents incorporated by reference in this prospectus before deciding whether to invest in our securities.
Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto, references to “COMPASS Pathways,” “our company,” “we,” “us” and “our” mean COMPASS Pathways plc, a public limited company incorporated under the laws of England and Wales.
Overview
We are a mental health care company dedicated to accelerating patient access to evidence-based innovation in mental health. We are motivated by the need to find better ways to help and empower people suffering with mental health challenges who are not helped by existing therapies, and are pioneering the development of a new model of psilocybin therapy, in which our investigational COMP360 psilocybin is administered in conjunction with psychological support. Our initial focus is on treatment-resistant depression, or TRD, a subset of major depressive disorder, or MDD, comprising patients who are inadequately served by the current treatment paradigm. Early signals from academic studies, using formulations of psilocybin not developed by us, have shown that psilocybin therapy may have the potential to improve outcomes for patients suffering with TRD, with rapid reductions in depression symptoms and effects lasting up to six months, after administration of a single high dose. We have developed a proprietary, high-purity polymorphic crystalline formulation of psilocybin, COMP360. In 2019, we completed a Phase I clinical trial administering COMP360, along with psychological support, to 89 healthy volunteers. In this trial, we observed that COMP360 was generally well-tolerated and supported continued progression of Phase IIb studies.
In 2021, we completed a large-scale randomized, controlled, double-blind Phase IIb clinical trial of our COMP360 psilocybin therapy in 233 patients suffering with TRD, in 22 sites in 10 countries in North America and Europe. This is the largest psilocybin trial completed to date. This dose-finding trial investigated the safety and efficacy of COMP360 in TRD, and aimed to determine the optimal dose of COMP360, with three doses (1mg, 10mg, 25mg) explored. In November 2021, we announced positive topline results from this trial which showed a rapid and sustained response for patients receiving a single dose of COMP360 psilocybin with psychological support. The trial achieved its primary endpoint for the highest dose, with a 25mg dose of COMP360 demonstrating a statistically significant (p<0.001) and clinically relevant treatment difference compared with the 1mg dose of COMP360 in terms of a reduction of depressive symptom severity after three weeks.
In December 2021 we announced the results from our exploratory study of COMP360 psilocybin therapy in conjunction with SSRI antidepressant use. This single-arm open label study of 19 patients with TRD taking concomitant SSRI therapy with COMP360 psilocybin therapy using a single dose of 25mg saw comparable treatment outcomes to patients in our Phase IIb trial where patients were withdrawn from their ongoing antidepressants prior to COMP360 psilocybin therapy. The results of this study challenge the widely-held belief that the use of serotonergic antidepressants together with psilocybin could interfere with psilocybin’s therapeutic effect, and provide a strong signal that COMP360 psilocybin therapy could be an adjunctive treatment to SSRI antidepressants as well as a monotherapy. This could be helpful for some patients with TRD for whom antidepressant withdrawal is a difficult step. We intend to initiate a Phase III registrational program of COMP360 psilocybin therapy for the treatment of TRD in 2022.
In November 2021 we began a Phase II, multi-center, fixed-dose (25mg), open label study to evaluate the safety and tolerability of COMP360 psilocybin therapy in people who suffer with PTSD resulting from trauma experienced as adults.

We believe that COMP360 psilocybin therapy - combining COMP360 psilocybin with psychological support from specially trained therapists - could offer a new approach to depression care.
Corporate Information
COMPASS Pathways plc was originally incorporated as a private limited company under the laws of England and Wales in June 2020 under the name COMPASS Rx Limited to become a holding company for COMPASS Pathfinder Holdings Limited. COMPASS Rx Limited was subsequently re-registered as a public limited company in August 2020 and renamed COMPASS Pathways plc. COMPASS Pathfinder Holdings Limited was originally incorporated under the laws of England and Wales in June 2017.
Our registered office is located at 3rd Floor, 1 Ashley Road, Altrincham, Cheshire, WA14 2DT, United Kingdom, and our telephone number is +1 (646) 905-3974.
Our website address is www.compasspathways.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

RISK FACTORS
Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, as updated by our subsequent annual or quarterly reports that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference into it contain forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “assume,” “intend,” “potential,” “continue” or other similar words or the negative of these terms. These statements are only predictions. We have based these forward- looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors referenced under in “Risk Factors” in this prospectus and described in any prospectus supplement and our periodic filings with the SEC incorporated by reference in this prospectus or any prospectus supplement. Accordingly, you should not place undue reliance upon these forward- looking statements. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, the timing of events and circumstances and actual results could differ materially from those projected in the forward looking statements. Forward-looking statements contained or incorporated in this prospectus include, but are not limited to, statements about:
•the timing, progress and results of our investigational COMP360 psilocybin therapy, including statements regarding the timing of initiation and completion of trials or studies and related preparatory work, the period during which the results of the trials will become available and our research and development programs;
•our reliance on the success of our investigational COMP360 psilocybin therapy;
•the timing, scope or likelihood of regulatory filings and approvals;
•our expectations regarding the size of the eligible patient populations for COMP360 psilocybin therapy, if approved for commercial use;
•our ability to identify third-party clinical sites to conduct our trials and our ability to identify and train appropriately qualified therapists to administer COMP360 psilocybin therapy;
•our ability to implement our business model and our strategic plans for our business and our investigational COMP360 psilocybin therapy;
•our ability to identify new indications for COMP360 beyond our current primary focuses on treatment-resistant depression (TRD) and post-traumatic stress disorder (PTSD);
•our ability to identify, develop or acquire digital technologies to enhance our administration of our investigational COMP360 psilocybin therapy;
•our ability to leverage our technology and drug development candidates to advance new psychedelic compounds in other areas of unmet mental health need;
•our ability to successfully establish and maintain Centers of Excellence;
•our commercialization, marketing and manufacturing capabilities and strategy;
•the pricing, coverage and reimbursement of our investigational COMP360 psilocybin therapy, if approved;
•the scalability and commercial viability of our manufacturing methods and processes;
•the rate and degree of market acceptance and clinical utility of our investigational COMP360 psilocybin therapy, in particular, and psilocybin-based therapies, in general;
•our ability to establish or maintain collaborations or strategic relationships or obtain additional funding;
•our expectations regarding potential benefits of our investigational COMP360 psilocybin therapy and our therapeutic approach generally;
•our expectations around regulatory development paths and with respect to Controlled Substances Act designation;
•the scope of protection we and any current or future licensors or collaboration partners are able to establish and maintain for intellectual property rights covering COMP360;

•our ability to operate our business without infringing, misappropriating, or otherwise violating the intellectual property rights and proprietary technology of third parties;
•regulatory developments in the United States, under the laws and regulations of England and Wales, and other jurisdictions;
•developments and projections relating to our competitors and our industry;
•the effectiveness of our internal control over financial reporting;
•our estimates regarding expenses, capital requirements and needs for additional financing;
•our ability to effectively manage our anticipated growth;
•our ability to attract and retain qualified employees and key personnel;
•the effect of the ongoing and evolving COVID-19 pandemic, including mitigation efforts and economic effects, on any of the foregoing or other aspects of our business or operations;
•whether we are classified as a controlled foreign corporation, or CFC, or a passive foreign investment company, or PFIC, under the Internal Revenue Code of 1986, as amended, for current and future periods;
•the future trading price of the ADSs and impact of securities analysts’ reports on these prices and
•other risks and uncertainties, including those listed under the caption “Risk Factors” in this prospectus as well as those risk factors that are incorporated by reference in this prospectus.
The forward-looking statements made or incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We have included important factors in the cautionary statements included in this prospectus and incorporated herein by reference, including under the caption entitled “Risk Factors” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. Except as required by law, we do not assume any intent to update any forward-looking statements after the date on which the statement is made, whether as a result of new information, future events or circumstances or otherwise.

SECURITIES WE MAY OFFER
We may offer our ordinary shares, each of which may be represented by one ADS, various series of senior or subordinated debt securities, warrants to purchase any such securities, units, or any combination of these securities in an amount up to $400,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. In addition, the selling security holders may from time to time sell up to 18,656,743 of our ordinary shares or American Depositary Shares representing ordinary shares in one or more offerings.
This prospectus may not be used to offer or sell securities unless accompanied by an applicable prospectus supplement. The applicable prospectus supplement may add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. You should read the prospectus supplement related to any securities being offered.
We and/or our selling security holders may sell the securities directly to or through underwriters, dealers or agents. We and our underwriters, dealers or agents reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement (i) the names of the underwriters or agents and applicable fees, discounts and commissions to be paid to them; (ii) details regarding over-allotment options, if any; and (iii) net proceeds to us.
The following descriptions are not complete and may not contain all the information you should consider before investing in any securities we may offer hereunder; See “Where You Can Find More Information” for additional information.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION
The following describes our issued share capital, summarizes the material provisions of our articles of association, or Articles, and highlights certain differences in corporate law in the United Kingdom and the United States. Please note that this summary is not intended to be exhaustive. For further information, please refer to the full version of our articles of association, which are incorporated by reference herein.
We were incorporated pursuant to the laws of England and Wales as COMPASS Rx Limited in June 2020 to become the holding company for COMPASS Pathfinder Holdings Limited. Pursuant to the terms of a share for share exchange agreement entered into on August 7, 2020 as part of our corporate reorganization, all shareholders of COMPASS Pathfinder Holdings Limited exchanged each of the shares held by them for 1,161 of the same class, with the same shareholder rights, of newly issued shares of COMPASS Rx Limited and, as a result, COMPASS Pathfinder Holdings Limited became a wholly owned subsidiary of COMPASS Rx Limited. Subsequently, we re-registered COMPASS Rx Limited as a public limited company and renamed it as COMPASS Pathways plc.
We are registered with the Registrar of Companies in England and Wales under number 12696098, and our registered office is at 3rd Floor, 1 Ashley Road, Altrincham, Cheshire, WA14 2DT, United Kingdom.
In connection with our initial public offering, certain resolutions were passed by our shareholders. These included resolutions for the:
•adoption of our Articles, which became effective upon the completion of our initial public offering. See “Articles of Association” below;
•general authorization of our directors for purposes of Section 551 of the Companies Act 2006 to issue our shares and grant rights to subscribe for or convert any securities into our shares up to a maximum aggregate nominal amount of £536,000 for a period of five years; and
•empowering of our directors pursuant to section 570 of the Companies Act 2006 to issue equity securities for cash pursuant to the section 551 authority referred to above as if the statutory preemption rights under section 561(1) of the Companies Act 2006 did not apply to such allotments.
Issued Share Capital
As of December 31, 2021, our issued share capital was 42,019,874 ordinary shares with a nominal value of £0.008 per share and one deferred share with a nominal value of £21,921.504.
Ordinary Shares
Our ordinary shares have the rights and restrictions described in “Key Provisions of our Articles of Association” below. In accordance with our Articles, the following summarizes the rights of holders of our ordinary shares:
•each holder of our ordinary shares is entitled to one vote per ordinary share on all matters to be voted on by shareholders generally;
•the holders of our ordinary shares shall be entitled to receive notice of, attend, speak and vote at our general meetings and receive a copy of every report, accounts, circular or other documents sent out by us to our shareholders; and
•holders of our ordinary shares are entitled to receive such dividends as are recommended by our directors and declared by our shareholders.

Deferred Shares
Our deferred share has the rights and restrictions set out in our Articles, as currently in effect. In summary:
•the holders of our deferred shares are not entitled to vote on shareholder matters, or receive notice of, attend, speak or vote at our general meetings or receive copies of our reports, accounts, circulars or other documents sent to our shareholders;
•the holders of our deferred shares shall not be entitled to receive any dividends or participation in the profits of the Company;
•in the event of a winding up or liquidation of the Company, the deferred shares shall only participate in the surplus assets of the Company to the extent that each ordinary share has first received the amount paid up on that ordinary shares plus the sum of £1,000,000 in respect of each ordinary share; and
•the deferred shares shall not be transferable, save as in accordance with the limited circumstances set out in our Articles.
Registered Shares
We are required by the Companies Act 2006 to keep a register of our shareholders. Under English law, the ordinary shares are deemed to be issued when the name of the shareholder is entered in our share register. The share register therefore is prima facie evidence of the identity of our shareholders, and the shares that they hold. The share register generally provides limited, or no, information regarding the ultimate beneficial owners of our ordinary shares. Our share register is maintained by our registrar, Neville Registrars Limited. Holders of our ADSs are not treated as our shareholders and their names are therefore not entered in our share register. The depositary, the custodian or their nominees is the holder of the shares underlying our ADSs. Holders of our ADSs have a right to receive the ordinary shares underlying their ADSs. For discussion on our ADSs and ADS holder rights, see “Description of American Depositary Shares” in this prospectus.
Under the Companies Act 2006, we must enter an allotment of shares in our share register as soon as practicable and in any event within two months of the allotment. We will perform all procedures necessary to update the share register to reflect the ordinary shares that may be sold pursuant to this prospectus, including updating the share register with the number of ordinary shares to be issued to the depositary. We also are required by the Companies Act 2006 to register a transfer of shares (or give the transferee notice of and reasons for refusal as the transferee may reasonably request) as soon as practicable and in any event within two months of receiving notice of the transfer.
We, any of our shareholders or any other affected person may apply to the court for rectification of the share register if:
•the name of any person, without sufficient cause, is wrongly entered in or omitted from our share register; or
•there is a default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder or on which we have a lien, provided that such delay does not prevent dealings in the shares taking place on an open and proper basis.
Registration Rights
The holders of 9,530,340 of our ordinary shares are entitled to rights with respect to the registration of these securities under the Securities Act. These rights are provided under the terms of a shareholders’ agreement between us and holders of our convertible preferred shares, which were subsequently converted into ordinary shares in connection with our initial public offering. Save for these registration rights and certain other boilerplate provisions, this shareholders' agreement terminated upon the completion of our initial public offering in September 2020. The shareholders’ agreement includes demand registration rights, short-form registration rights and piggyback registration rights.

Demand Registration Rights
Under the terms of the shareholders’ agreement, we will be required, upon the written request of holders of a majority of these securities to file a registration statement and use best efforts to effect the registration of all or a portion of these shares for public resale. We are required to effect only two registrations pursuant to this provision of the shareholders’ agreement.
Short-Form Registration Rights
Pursuant to the shareholders’ agreement, as long as we are eligible to file a registration statement on Form F-3 or Form S-3, upon the written request of holders of a majority of these securities at an aggregate offer price of at least $5.0 million, we will be required to effect a registration of such shares. We are required to effect only two registrations in any twelve (12) month period pursuant to this provision of the shareholders’ agreement. The right to have such shares registered on Form F-3 or Form S-3 is further subject to other specified conditions and limitations.
Piggyback Registration Rights
Pursuant to the shareholders’ agreement, if we register any of our securities either for our own account or for the account of other shareholders, other than in connection with a registration for any employee benefit plan, corporate reorganization, or the offer or sale of debt securities, the holders of these shares are entitled to include their shares in the registration. Subject to certain exceptions contained in the shareholders’ agreement, we and the underwriters may limit the number of shares included in the underwritten offering to the number of shares which we and the underwriters determine in our sole discretion will not jeopardize the success of the offering.
Indemnification
Our shareholders’ agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them.
Expiration of Registration Rights
The registration rights granted under the shareholders’ agreement will terminate on the earliest of (i) a deemed liquidation event, as defined in our Articles, (ii) the fifth anniversary of the completion of our IPO and (iii) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all registrable securities held by a shareholder without limitation during a three-month period without registration.
Key Provisions of our Articles of Association
Our Articles were approved by our shareholders on September 11, 2020 and were adopted with effect from the completion of the IPO. A summary of certain key provisions of our Articles is set out below. The summary below is not a complete copy of the terms of our Articles. For further information, please refer to the full version of our Articles filed as an exhibit to the IPO registration statement.
Our Articles contain no specific restrictions on our purpose and therefore, by virtue of section 31(1) of the Companies Act 2006, our purpose is unrestricted.
Our Articles contain, among other things, provisions to the following effect:
Share Capital
Our share capital consists of ordinary shares and one deferred share. We may, in accordance with section 551 of the Companies Act 2006, be authorized by our shareholders to generally and unconditionally allot our shares or grant rights to subscribe for or to convert any security into our shares by way of an ordinary resolution. We may issue these shares with such rights and restrictions as may be determined by the ordinary resolution, or if no ordinary resolution is passed or so far as the resolution does not make specific provision, as our board of directors may determine, including shares which are to be redeemed, or are liable to be redeemed at our option or the option of the holder of such shares. However, an amendment to our Articles, which requires the passing of a special resolution, will be required to issue any shares other than ordinary shares.
Voting
The shareholders have the right to receive notice of, and to attend and vote at, our general meetings. Subject to any other provisions of our Articles and without prejudice to any special rights, privileges or restrictions as to voting attached to any shares forming part of our share capital, each shareholder who is present in person (or, in the case of a corporation, by representative) or by proxy at a general meeting on a show of hands has one vote and, on a poll, every such shareholder who is present in person (or, being a corporation, by representative) or by proxy has one vote in respect of every share held by him or her.
Variation of Rights
Whenever our share capital is divided into different classes of shares, the special rights attached to any class may be varied or abrogated either: (i) with the consent in writing of the holders of not less than three-quarters in nominal value of the issued shares of that class (excluding any shares of that class held as treasury shares), or (ii) with the authority of a special resolution passed at a general meeting of the holders of the shares of that class, and may be so varied and abrogated while we are a going concern.
Dividends
We may, subject to the provisions of the Companies Act 2006 and our Articles, by ordinary resolution from time to time declare dividends to be paid to shareholders according to their respective rights and interests in our profits, however no dividend shall exceed the amount recommended by our board of directors.
Subject to the provisions of the Companies Act 2006, our board of directors may declare interim dividends (including any dividend at a fixed rate) as appears our board of directors to be justified by our profits available for distribution. Except as provided otherwise by the rights attached to shares, all dividends may be declared or paid in any currency. Our board of directors may decide the rate of exchange for any currency conversions that may be required and how any costs involved in such conversions are to be met.
All dividends that remain unclaimed after a period of twelve (12) years from the date after they were first declared or became due for payment shall, if our board of directors so resolves, be forfeited and shall cease to remain owing by us.
Unless otherwise provided by the rights attached to the share, no dividend or other monies payable by us or in respect of a share shall bear interest as against us.
Liquidation
On a distribution of assets on a liquidation, dissolution or winding-up the surplus assets remaining after payment of our liabilities shall be distributed among the holders of our ordinary shares in proportion to the number of our ordinary shares held, irrespective of the amount paid or credited as paid on any share.
Transfer of Ordinary Shares
Each shareholder may transfer all or any of his shares which are in certificated form by means of an instrument of transfer in any usual form or in any other form which our board of directors may approve. Each shareholder may transfer all or any of his shares which are in uncertificated form by means of a “relevant system” (i.e., the CREST System) in such manner provided for, and subject as provided in, the uncertificated securities rules (as defined in our Articles) (i.e., the CREST Regulations).

Our board of directors may, in its absolute discretion, refuse to register a transfer of shares in certificated form unless:
(i)it is for a share which is fully paid up;
(ii)it is for a share upon which we have no lien;
(iii)it is only for one class of share;
(iv)it is in favor of a single transferee or no more than four joint transferees;
(v)it is duly stamped or is duly certificated or otherwise shown to the satisfaction of our board of directors to be exempt from stamp duty; and
(vi)it is delivered for registration to our registered office (or such other place as our board of directors may determine), accompanied (except in the case of a transfer by a person to whom we are not required by law to issue a certificate and to whom a certificate has not been issued or in the case of a renunciation) by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to prove the title of the transferor (or person renouncing) and the due execution of the transfer or renunciation by such transferor or, if the transfer or renunciation is executed by some other person on his behalf, the authority of that person to do so.
Our board of directors shall not refuse to register any transfer of partly paid shares in respect of which ADSs are admitted to Nasdaq on the grounds that they are partly paid shares in circumstances where such refusal would prevent dealings in such shares from taking place on an open and proper basis.
Our board of directors may refuse to register a transfer of uncertificated shares in any circumstances that are allowed or required by the uncertificated securities rules and the relevant system (in each case as defined in our Articles) (i.e., the CREST Regulations and the CREST System).
Allotment of Shares and Preemption Rights
Subject to the Companies Act 2006 and to any rights attached to existing shares, any share may be issued with or have attached to it such rights and restrictions as we may by ordinary resolution determine, or if no ordinary resolution has been passed or so far as the resolution does not make specific provision, as our board of directors may determine (including shares which are to be redeemed, or are liable to be redeemed at our option or the holder of such shares). However, an amendment to our Articles, which requires the passing of a special resolution, will be required to issue any shares other than ordinary shares.
In accordance with section 551 of the Companies Act 2006, our board of directors may be generally and unconditionally authorized to exercise all of our powers to allot shares or grant rights to subscribe for or to convert any security into our shares up to an aggregate nominal amount equal to the amount stated in the relevant ordinary resolution authorizing such allotment. The authorities referred to above were included in the ordinary resolution of our shareholders passed on September 11, 2020 and remain in force at the date of this prospectus.
Pursuant to section 561 of the Companies Act 2006, shareholders are granted preemptive rights when new shares are issued for cash. However, it is possible for our Articles, or shareholders at a general meeting representing at least 75% of our ordinary shares present (in person or by proxy) and eligible to vote at that general meeting, to disapply these preemptive rights. Such a disapplication of preemption rights may be for a maximum period of up to five years from the date of the shareholder resolution. In either case, this disapplication would need to be renewed by our shareholders upon its expiration (i.e., at least every five years).
On September 11, 2020, our shareholders approved the disapplication of preemptive rights for a period of five years from the date of approval by way of a special resolution of our shareholders. This included the disapplication of preemption rights in relation to the allotment of our ordinary shares at the time of our initial public offering. This disapplication will need to be renewed upon expiration (i.e., at least every five years) to remain effective, but may be sought more frequently for additional five-year terms (or any shorter period).
Alteration of Share Capital
We may, in accordance with the Companies Act 2006, by ordinary resolution consolidate all or any of our share capital into a smaller number of shares of a larger nominal amount than our existing shares, or cancel any shares which, at the date of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of shares so cancelled, or sub-divide our shares, or any of them, into shares of a smaller nominal amount than our existing shares.
We may, in accordance with the Companies Act 2006, reduce or cancel our share capital or any capital redemption reserve or share premium account in any manner and with and subject to any conditions, authorities and consents required by law.
Board of Directors
Appointment of Directors
Unless otherwise determined by ordinary resolution, the number of directors (other than any alternate directors) shall not be less than two, but there shall be no maximum number of directors.
Subject to our Articles and the Companies Act 2006, we may by ordinary resolution appoint a person who is willing to act as a director and our board of directors shall have power at any time to appoint any person who is willing to act as a director, in both cases either to fill a vacancy or as an addition to the existing board of directors.
Our Articles provide that, our board of directors will be divided into three classes, designated as “Class I”, “Class II” and “Class III”, each of which will consist, as nearly as possible, of one-third of the total number of directors constituting our entire board of directors and which will serve staggered three-year terms. At each annual general meeting, the successors of directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Directors of the class retiring at the annual general meeting shall be eligible for re-appointment by ordinary resolution at such annual general meeting.
At every subsequent annual general meeting any director who has been appointed by our board of directors since the last annual general meeting must retire from office and may offer themselves for reappointment by the shareholders by ordinary resolution.
Proceedings of Directors
Subject to the provisions of our Articles, our board of directors may regulate their proceedings as they deem appropriate. A director may, and the secretary at the request of a director shall, call a meeting of the directors.
The quorum for a meeting of our board of directors shall be fixed from time to time by decision of the board of directors, but it must never be fewer than two directors (or duly appointed alternate directors).
Questions and matters requiring resolution arising at a meeting shall be decided by a majority of votes of the participating directors, with each director having one vote. In the case of an equality of votes, the chairperson will have a second or casting vote (unless the chairperson is not entitled to vote on the resolution in question).
Directors' Compensation
Directors shall be entitled to receive such fees as our board of directors shall determine for their services as our directors, and for any other service which they undertake on our behalf provided that the aggregate fees payable to the directors must not exceed £750,000 per annum or such higher amount as may from time to time be decided by ordinary resolution. Directors shall be entitled to reasonable additional remuneration (whether by way of salary, commission, participation in profits or otherwise) for any special duties or services performed or rendered to us, as determined by our board of directors, and in respect of any employment or executive office. The directors shall also be entitled to be paid reasonable travel, hotel and other expenses properly incurred by them in connection with their attendance at meetings of shareholders or class meetings, board of director or committee meetings or otherwise in connection with the performance of their duties as directors.
Conflicts of Interest
Our board of directors may, in accordance with the requirements in our Articles, authorize any matter proposed to them by any director which would, if not authorized, involve a director breaching his duty under the Companies Act 2006, to avoid conflicts of interests.
A director seeking authorization in respect of such conflict shall declare to our board of directors the nature and extent of his interest in a conflict as soon as is reasonably practicable. The director shall provide our board of directors with such details of the matter as are necessary for our board of directors to decide how to address the conflict together with such additional information as may be requested by our board of directors.
Any authorization by our board of directors will be effective only if:
(i)to the extent permitted by the Companies Act 2006, the matter in question shall have been proposed by any director for consideration in the same way that any other matter may be proposed to the directors under the provisions of our Articles;
(ii)any requirement as to the quorum for consideration of the relevant matter is met without counting the conflicted director and any other conflicted director; and
(iii)the matter is agreed to without the conflicted director voting or would be agreed to if the conflicted director’s and any other interested director’s vote is not counted.
Permitted Interests
Under our Articles, certain transactions which would otherwise give rise to a conflict are considered to be permitted interests of our directors. In the event that these permitted interests arise, the director in question will still count towards the quorum requirements of the relevant meeting and be entitled to vote on resolutions relating to such permitted interests, including but not limited to the following matters:
(i)the giving by such director of any security, guarantee or indemnity for any money or any liability which such director, or any other person, has lent or obligations such director or any other person has undertaken at the request, or for the benefit, of us or any of our subsidiary undertakings;
(ii)the giving of any security, guarantee or indemnity to any other person for a debt or obligation which is owed by us or any of our subsidiary undertakings, to that other person if such director has taken responsibility for some or all of that debt or obligation. Such director can take this responsibility by giving a guarantee, indemnity or security;
(iii)a proposal or contract relating to an offer of any shares or debentures or other securities for subscription or purchase by us or any of our subsidiary undertakings, if such director takes part because such director is a holder of shares, debentures or other securities, or if such director takes part in the underwriting or sub-underwriting of the offer;
(iv)any arrangement for the benefit of our employees or the employees of any of our subsidiary undertakings which only gives such director benefits which are also generally given to employees to whom the arrangement relates;
(v)any arrangement involving any other company if such director (together with any person connected with such director) has an interest of any kind in that company (including an interest by holding any position in that company or by being a shareholder of that company). This does not apply if such director knows that that such director has a relevant interest in a company. A company shall be deemed to be one in which such director has a relevant interest if and so long as (but only if and so long as) such director is to their knowledge (either directly or indirectly) the holder of or beneficially interested in one percent or more of any class of the equity share capital of that company (calculated exclusive of any shares of that class in that company held as treasury shares) or of the voting rights available to shareholders of that company;
(vi)a contract relating to insurance which we can buy or renew for the benefit of our directors or a group of people which includes our directors; and
(vii)a contract relating to a pension, superannuation or similar scheme or a retirement, death, disability benefits scheme or employees' share scheme which gives such director benefits which are also generally given to the employees to whom the scheme relates.
A director is not permitted to vote (or count towards the quorum) on a resolution relating to their own appointment or the settlement or variation of the terms of their appointment to an office or place of profit with us, or any other company in which we have an interest.
Directors' Indemnity
Subject to the provisions of the Companies Act 2006, all of our directors, secretaries or other officers (other than an auditor) shall be indemnified against any loss or liability incurred by them in connection with their duties or powers in relation to us or any of our subsidiaries or any pension fund or employees’ share scheme of us or any of our subsidiaries or in relation to our activities as trustee of any occupational pension scheme which is operated by us from time to time. This indemnity includes any liability incurred by a director in defending any civil or criminal proceedings in which judgment is given in that director’s favor or the director is acquitted or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part and we may provide the director with funds to meet expenditure incurred in connection with the proceedings set out above.
General Meetings
We must convene and hold annual general meetings once a year in accordance with the Companies Act 2006. Under the Companies Act 2006, an annual general meeting must be called by notice of at least 21 clear days and a general meeting must be called by notice of at least 14 clear days.
No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the choice or appointment of a chairperson of the meeting which shall not be treated as part of the business of the meeting. Save as otherwise provided by our Articles, shareholders holding thirty-three and one-third percent (33 ⅓%) of our issued shares (excluding any shares held as treasury shares) present in person or by proxy (or in the case of a corporation, by a representative) and entitled to vote shall be a quorum for all purposes.
Choice of Forum/Governing Law
Our Articles provide that the courts of England and Wales is the exclusive forum for resolving all shareholder complaints other than shareholder complaints asserting a cause of action arising under the Securities Act and the Exchange Act, for which, unless we consent by ordinary resolution to the selection of an alternative forum, the United States District Court for the Southern District of New York will be the exclusive forum. As a company incorporated in England and Wales, the choice of the courts of England and Wales as our exclusive forum for resolving all shareholder complaints, other than complaints arising under the Securities Act and the Exchange Act, allows us to more efficiently and affordably respond to such actions, and provides consistency in the application of the laws of England and Wales to such actions. Similarly, the federal district courts of the United States of America will be the sole and exclusive forum for resolving shareholder complaints arising under the Securities Act and the Exchange Act in order to more efficiently and affordably respond to such claims. This choice of forum also provides both us and our shareholders with a forum that is familiar with and regularly reviews cases involving U.S. securities law. Although we believe this choice of forum benefits us by providing increased consistency in the application of U.S. securities law for the specified types of action, it may have the effect of discouraging lawsuits against our directors and officers. Any person or entity purchasing or otherwise acquiring any interest in our ordinary shares will be deemed to have notice of and consented to the provisions of our Articles, including the exclusive forum provision. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable. The enforceability of similar exclusive forum provisions (including exclusive federal forum provisions for actions, suits or proceedings asserting a cause of action arising under the Securities Act) in other companies’ organizational documents has been challenged in legal proceedings, and there is uncertainty as to whether courts would enforce the exclusive forum provisions in our Articles. Additionally, our shareholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. See “Risk Factors—Risks Related to this Offering and Ownership of Our ADSs— Our articles of association, or Articles, provide that the courts of England and Wales are the exclusive forum for the resolution of all shareholder complaints other than complaints asserting a cause of action arising under the Securities Act or the Exchange Act, and that the United States District Court for the Southern District of New York is the exclusive forum for the resolution of any shareholder complaint asserting a cause of action arising under the Securities Act or the Exchange Act.”
Borrowing Powers
Subject to our Articles and the Companies Act 2006, our board of directors may exercise all of our powers to:
(a)borrow money;
(b)indemnify and guarantee;
(c)mortgage or charge;
(d)create and issue debentures and other securities; and
(e)give security either outright or as collateral security for any of our debt, liability or obligation or any of a third party.
Capitalization of Profits
The directors may, if they are so authorized by an ordinary resolution of the shareholders, decide to capitalize any of our undivided profits not required for paying any preferential dividend (whether or not they are available for distribution), or any sum standing to the credit of any reserve or fund which is available for distribution or standing to the credit of our share premium account, capital redemption reserve or other undistributable reserve. The directors may also, subject to the aforementioned ordinary resolution, appropriate any sum which they so decide to capitalize to the persons who would have been entitled to it if it were distributed by way of dividend and in the same proportions.
Limitation on Owning Securities
Neither English law nor our Articles restrict in any way the ownership or voting of our shares by non-residents.
Uncertificated Shares
Subject to the Companies Act 2006 and any applicable uncertificated securities rules (as defined in our Articles), our board of directors may permit title to shares of any class to be issued or held otherwise than by a certificate and to be transferred by means of a “relevant system” (i.e., the CREST System) without a certificate and may make arrangements for a class of shares to be transferred to that relevant system.
Our board of directors may, subject to compliance with the uncertificated securities rules (as defined in our Articles), determine at any time that title to any class of shares must be in certificated form and that such class of shares will cease to be transferred to a relevant system from a date specified by our board of directors. Our board of directors may take such steps as it sees fit in relation to the evidencing of and transfer of title to uncertificated shares, any records relating to the holding of uncertificated shares and the conversion of uncertificated shares to certificated shares, or vice-versa.

Ordinary shares may be changed from uncertificated to certified form (and vice versa) in accordance with and subject to the uncertificated securities rules (as defined in our Articles).
We may, by notice to the holder of an uncertificated share, require that share to be converted into certificated form.
If, and subject to under our Articles or pursuant to the Companies Act 2006, we are entitled to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over an uncertificated share, such entitlement shall include the right of our board of directors to:
(i)require the holder of the uncertified share by notice in writing to change that share from uncertified to certificated form;
(ii)appoint any person to act on behalf of the holder of the uncertified share to take such steps as may be required in order to effect the transfer of that share; and
(iii)take such other action that our board of directors considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of that share.
Unless our board of directors determines otherwise, shares which a shareholder holds in uncertificated form shall be treated as separate holdings from any shares which that shareholder holds in certificated form and any shares issued or created out of or in respect of any uncertificated shares shall be uncertificated shares and any shares issued or created out of or in respect of any certificated shares shall be certificated shares.
Our board of directors may take such other action that our board of directors considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of an uncertified share or otherwise to enforce a lien in respect of it.
Other Relevant UK Laws and Regulations
Mandatory Bid
We believe that, as of the date of this prospectus, our place of central management and control is not in the UK (or the Channel Islands or the Isle of Man) for the purposes of the jurisdictional criteria of the Takeover Code. Accordingly, we believe that we are not currently subject to the Takeover Code and, as a result, our shareholders are not currently entitled to the benefit of certain takeover offer protections provided under the Takeover Code, including the rules regarding mandatory takeover bids (a summary of which is set out below). In the event that this changes, or if the interpretation and application of the Takeover Code by the Takeover Panel changes (including changes to the way in which the Takeover Panel assesses the application of the Takeover Code to English companies whose shares are listed outside of the UK), the Takeover Code may apply to us in the future.
The Takeover Code provides a framework within which takeovers of companies subject to it are conducted. In particular, the Takeover Code contains certain rules in respect of mandatory offers. Under the Takeover Code:
(a)any person who acquires, whether by a series of transactions over a period of time or not, an interest in shares which (taken together with shares in which he or she is already interested, and in which persons acting in concert with him or her are interested) carry 30% or more of the voting rights of a company; or
(b)any person who, together with persons acting in concert with him or her, is interested in shares which in the aggregate carry not less than 30% of the voting rights of a company but does not hold shares carrying more than 50% of such voting rights and such person, or any person acting in concert with him or her, acquires an interest in any other shares which increases the percentage of shares carrying voting rights in which he or she is interested, such person shall, except in limited circumstances, be obliged to extend offers, on the basis set out in Rules 9.3, 9.4 and 9.5 of the Takeover Code, to the holders of any class of equity share capital, whether voting or non-voting, and also to the holders of any other class of transferable securities carrying voting rights. Offers for different classes of equity share capital must be comparable; the Takeover Panel should be consulted in advance in such cases.
(i)An offer under Rule 9 of the Takeover Code must be in cash and at the highest price paid for any interest in the shares by the person required to make an offer or any person acting in concert with him or her during the 12 months prior to the announcement of the offer.
(ii)Under the Takeover Code, a “concert party” arises where persons acting together pursuant to an agreement or understanding (whether formal or informal and whether or not in writing) actively cooperate, through the acquisition by them of an interest in shares in a company, to obtain or consolidate control of the company. “Control” means holding, or aggregate holdings, of an interest in shares carrying 30% or more of the voting rights of the company, irrespective of whether the holding or holdings give de facto control.
Squeeze-out
(i)Under Sections 979 to 982 of the Companies Act 2006, where a takeover offer has been made for us and the offeror has acquired, or unconditionally contracted to acquire, not less than 90% in value of the shares to which the offer relates and not less than 90% of the voting rights carried by those shares, it could then compulsorily acquire the remaining 10%. It would do so by sending a notice to the outstanding shareholders telling them that it will compulsorily acquire their shares, provided that no such notice may be served after the end of: (a) the period of three months beginning with the day after the last day on which the offer can be accepted; or (b) if earlier, and the offer is not one to which section 943(1) of the Companies Act 2006 applies, the period of six months beginning with the date of the offer.
(ii)Six weeks following service of the notice, the offeror must send a copy of it to the company together with the consideration for the ordinary shares to which the notice relates, and an instrument of transfer executed on behalf of the outstanding shareholder(s) by a person appointed by the offeror.
(iii)The company will hold the consideration on trust for the outstanding shareholders.
Sell-out
(i)Sections 983 to 985 of the Companies Act 2006 also give minority shareholders in the company a right to be bought out in certain circumstances by an offeror who has made a takeover offer. If a takeover offer relating to all the ordinary shares of the company is made and the offeror has acquired or unconditionally agreed to acquire not less than 90% in value of the voting shares and not less than 90% of the voting rights carried by those shares, at any time before the end of the period within which the offer could be accepted, any holder of shares to which the offer related who had not accepted the offer could by a written communication to the offeror require it to acquire those shares. The offeror is required to give any shareholder notice of his right to be bought out within one month of that right arising. The offeror may impose a time limit on the rights of minority shareholders to be bought out, but that period cannot end less than three months after the end of the acceptance period, or, if longer a period of three months from the date of the notice.
(ii)If a shareholder exercises his rights, the offeror is bound to acquire those shares on the terms of the offer or on such other terms as may be agreed.
Disclosure of Interest in Shares
Pursuant to Part 22 of the Companies Act 2006, a company incorporated in England and Wales is empowered by notice in writing to require any person whom the company knows to be, or has reasonable cause to believe to be, interested in the company’s shares or at any time during the three years immediately preceding the date on which the notice is issued to have been so interested, within a reasonable time to disclose to the company details of that person’s interest and (so far as is within such person’s knowledge) details of any other interest that subsists or subsisted in those shares.

Under our Articles, if a shareholder defaults in supplying us with the required details in relation to the shares in question, or the Default Shares, within the prescribed period of 14 days, the shareholder shall not be entitled to vote or exercise any other right conferred by membership in relation to general meetings. Where the Default Shares represent 0.25% or more in nominal value of the issued shares of the class in question (calculated exclusive of any shares held as treasury shares), the directors may direct that:
•any dividend or other money payable in respect of the Default Shares shall be retained by us without any liability to pay interest on it when such dividend or other money is finally paid to the shareholder; and/or
•no transfer by the relevant shareholder of shares (other than a transfer permitted in accordance with the provisions of our Articles) may be registered (unless such shareholder is not in default and the transfer does not relate to Default Shares).
Purchase of Own Shares
English law permits a public limited company to purchase its own shares out of the distributable profits of the company or the proceeds of a fresh issue of shares made for the purpose of financing the purchase, subject to complying with procedural requirements under the Companies Act 2006 and provided that its articles of association do not prohibit it from doing so. Our Articles, a summary of which is provided above, do not prohibit us from purchasing our own shares. A public limited company must not purchase its own shares if, as a result of the purchase, there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares. Shares must be fully paid in order to be repurchased.
Any such purchase will be either a “market purchase” or “off-market purchase,” each as defined in the Companies Act 2006. A “market purchase” is a purchase made on a “recognized investment exchange” (other than an overseas exchange) as defined in the UK Financial Services and Markets Act 2000, as amended, or FSMA. An “off-market purchase” is a purchase that is not made on a “recognized investment exchange.” Both “market purchases” and “off-market purchases” require prior shareholder approval by way of an ordinary resolution. In the case of an “off-market purchase,” a company’s shareholders, other than the shareholders from whom the company is purchasing shares, must approve the terms of the contract to purchase shares and in the case of a “market purchase,” the shareholders must approve the maximum number of shares that can be purchased and the maximum and minimum prices to be paid by the company. Both resolutions authorizing “market purchases” and “off-market purchases” must specify a date, not later than five years after the passing of the resolution, on which the authority to purchase is to expire.
Nasdaq is an “overseas exchange” for the purposes of the Companies Act 2006 and does not fall within the definition of a “recognized investment exchange” for the purposes of FSMA and any purchase made by us would need to comply with the procedural requirements under the Companies Act 2006 that regulate “off-market purchases.”
A share buy-back by a company of its shares could give rise to UK stamp duty reserve tax and stamp duty at the rate of 0.5% of the amount or value of the consideration payable by the company (rounded up to the next £5.00). The charge to UK stamp duty reserve tax would be cancelled or, if already paid, repaid (generally with interest), where a transfer instrument for UK stamp duty purposes has been duly stamped within six years of the charge arising (either by paying the UK stamp duty or by claiming an appropriate relief) or if the instrument is otherwise exempt from UK stamp duty.
Our Articles do not have conditions governing changes to our capital which are more stringent that those required by law.
Distributions and Dividends
Under the Companies Act 2006, before a company can lawfully make a distribution or dividend, it must ensure that it has sufficient distributable reserves, as determined on a non-consolidated basis. The basic rule is that a company’s profits available for the purpose of making a distribution are its accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made. The requirement to have sufficient distributable reserves before a distribution or dividend can be paid applies to us and to each of our subsidiaries that has been incorporated under English law.
As a public company, it is also not sufficient that we have made a distributable profit for the purpose of making a distribution. An additional capital maintenance requirement is imposed on us to ensure that our net worth is at least equal to the amount of our capital. A public company can only make a distribution:
•if, at the time that the distribution is made, the amount of its net assets (that is, the total excess of assets over liabilities) is not less than the total of its called up share capital and undistributable reserves; and
•if, and to the extent that, the distribution itself, at the time that it is made, does not reduce the amount of the net assets to less than that total.
Shareholder Rights
Certain rights granted under the Companies Act 2006, including the right to requisition a general meeting or require a resolution to be put to shareholders at the annual general meeting, are only available to our members. For English law purposes, our members are the persons who are registered as the owners of the legal title to the shares and whose names are recorded in our share register. If a person who holds their ADSs in DTC wishes to exercise certain of the rights granted under the Companies Act 2006, they may be required to first take steps to withdraw their ADSs from the settlement system operated by DTC and become the registered holder of the shares in our share register. A withdrawal of shares from DTC may have tax implications.
Exchange Controls
There are no governmental laws, decrees, regulations or other legislation in the UK that may affect the import or export of capital, including the availability of cash and cash equivalents for use by us, or that may affect the remittance of dividends, interest, or other payments by us to non-resident holders of our ordinary shares or ADSs, other than, on current law, withholding tax requirements that may apply in respect of interest and royalties. There is no limitation imposed by English law or in our Articles on the right of non-residents to hold or vote shares.

DIFFERENCES IN CORPORATE LAW
The applicable provisions of the Companies Act 2006 differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the Companies Act 2006 applicable to us and the General Corporation Law of the State of Delaware relating to shareholders’ rights and protections.

	ENGLAND AND WALES	DELAWARE
Number of Directors	Under the Companies Act 2006, a public limited company must have at least two directors and the number of directors may be fixed by or in the manner provided for in a company’s articles of association.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.
Removal of Directors
Under the Companies Act 2006, shareholders may remove a director without cause by an ordinary resolution (which is passed by a simple majority of those voting in person or by proxy at a general meeting) irrespective of any provisions of any service contract the director has with the company, provided 28 clear days’ notice of the resolution has been given to the company and its shareholders. On receipt of notice of an intended resolution to remove a director, the company must forthwith send a copy of the notice to the director concerned. Certain other procedural requirements under the Companies Act 2006 must also be followed, such as allowing the director to make representations against his or her removal either at the meeting or in writing.
Under Delaware law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (i) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, shareholders may effect such removal only for cause, or (ii) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he or she is a part.
Vacancies on the Board of Directors
Under English law, the procedure by which directors, other than a company’s initial directors, are appointed is generally set out in a company’s articles of association, provided that where two or more persons are appointed as directors of a public limited company by resolution of the shareholders, resolutions appointing each director must be voted on individually.
Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (i) otherwise provided in the certificate of incorporation or bylaws of the corporation or (ii) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.
Annual General Meeting	Under the Companies Act 2006, a public limited company must hold an annual general meeting within the six-month period beginning with the day following the company’s annual accounting reference date.
Under Delaware law, the annual meeting of shareholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.

General Meeting	Under the Companies Act 2006, a general meeting of the shareholders of a public limited company may be called by the directors.	Under Delaware law, special meetings of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.
Shareholders holding at least 5% of the paid-up capital of the company carrying voting rights at general meetings (excluding any paid up capital held as treasury shares) can require the directors to call a general meeting and, if the directors fail to do so within a certain period, may themselves (or any of them representing more than one half of the total voting rights of all of them) convene a general meeting.
Notice of General Meetings
Under the Companies Act 2006, at least 21 clear days’ notice must be given for an annual general meeting and any resolutions to be proposed at the meeting, subject to a company’s articles of association providing for a longer period. Subject to a company’s articles of association providing for a longer period, at least 14 clear days’ notice is required for any other general meeting of a public limited company. In addition, certain matters, such as the removal of directors or auditors, require special notice, which is 28 clear days’ notice. The shareholders of a company may in all cases consent to a shorter notice period, the proportion of shareholders’ consent required being 100% of those entitled to attend and vote in the case of an annual general meeting and, in the case of any other general meeting, a majority in number of the members having a right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the shares giving a right to attend and vote at the meeting.
Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the shareholders must be given to each shareholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour and purpose or purposes of the meeting.
Quorum	Subject to the provisions of a company’s articles of association, the Companies Act 2006 provides that two shareholders present at a meeting (in person, by proxy or authorized representative under the Companies Act 2006) shall constitute a quorum for companies with more than one shareholder.	The certificate of incorporation or bylaws may specify the number of shares, the holders of which shall be present or represented by proxy at any meeting in order to constitute a quorum, but in no event shall a quorum consist of less than one third of the shares entitled to vote at the meeting. In the absence of such specification in the certificate of incorporation or bylaws, a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders.

Proxy	Under the Companies Act 2006, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy.	Under Delaware law, at any meeting of shareholders, a shareholder may designate another person to act for such shareholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.
Preemptive Rights	Under the Companies Act 2006, “equity securities,” being (i) shares in the company other than shares that, with respect to dividends and capital, carry a right to participate only up to a specified amount in a distribution, referred to as “ordinary shares,” or (ii) rights to subscribe for, or to convert securities into, ordinary shares, proposed to be allotted for cash must be offered first to the existing equity shareholders in the company in proportion to the respective nominal value of their holdings, unless an exception applies or a special resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise in each case in accordance with the provisions of the Companies Act 2006.	Under Delaware law, shareholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.
Authority to Allot	Under the Companies Act 2006, the directors of a company must not allot shares or grant rights to subscribe for or convert any security into shares unless an exception applies or an ordinary resolution has been passed by shareholders in a general meeting authorizing such allotment or the articles of association provide for such authorization, in each case in accordance with the provisions of the Companies Act 2006.	Under Delaware law, if the corporation’s charter or certificate of incorporation so provides, the board of directors has the power to authorize the issuance of stock. The board of directors may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation or any combination thereof. It may determine the amount of such consideration by approving a formula. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration is conclusive.

Liability of Directors and Officers
Under the Companies Act 2006, any provision, whether contained in a company’s articles of association or any contract or otherwise, that purports to exempt a director of a company, to any extent, from any liability that would otherwise attach to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company, is void. Any provision by which a company directly or indirectly provides an indemnity, to any extent, for a director of the company or of an associated company against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director is also void except as permitted by the Companies Act 2006, which provides exceptions for the company to

Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its shareholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:
•any breach of the director’s duty of loyalty to the corporation or its shareholders;
•acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

	(i) purchase and maintain insurance against such liability; (ii) provide a “qualifying third party indemnity,” or an indemnity against liability incurred by the director to a person other than the company or an associated company as long as he or she is successful in defending the claim or criminal proceedings; and (iii) provide a “qualifying pension scheme indemnity,” or an indemnity against liability incurred in connection with the company’s activities as trustee of an occupational pension plan.	•any transaction from which the director derives an improper personal benefit.

Voting Rights	For an English company it is usual for the articles of association to provide that, unless a poll is demanded by the shareholders of a company or is required by the chairperson of the meeting or the company’s articles of association, shareholders shall vote on all resolutions on a show of hands. Under the Companies Act 2006, a poll may be demanded by (i) not fewer than five shareholders having the right to vote on the resolution; (ii) any shareholder(s) representing not less than 10% of the total voting rights of all the shareholders having the right to vote on the resolution (excluding any voting rights attaching to treasury shares); or (iii) any shareholder(s) holding shares in the company conferring a right to vote on the resolution (excluding any voting rights attaching to treasury shares) being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right. A company’s articles of association may provide more extensive rights for shareholders to call a poll. Under English law, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present, in person or by proxy, who, being entitled to vote on the resolution. Special resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present, in person or by proxy, at the meeting.	Delaware law provides that, unless otherwise provided in the certificate of incorporation, each shareholder is entitled to one vote for each share of capital stock held by such shareholder.

Shareholder Vote on Certain Transactions

The Companies Act 2006 provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholders or creditors and used in certain types of reconstructions, amalgamations, capital reorganizations or takeovers. These arrangements require:
•the approval at a shareholders’ or creditors’ meeting convened by order of the court, of a majority in number of shareholders or creditors or a class thereof representing 75% in value of the capital held by, or debt owed to, the class of shareholders or creditors, or class thereof present and voting, either in person or by proxy; and
•the approval of the court.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:
•the approval of the board of directors; and
•the approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of the corporation entitled to vote on the matter.

Standard of Conduct for Directors

Under English law, a director owes various statutory and fiduciary duties to the company, including:
•to act in the way he or she considers, in good faith, would be most likely to promote the success of the company for the benefit of its members as a whole, and in doing so have regard (amongst other matters) to: (i) the likely consequences of any decision in the long-term, (ii) the interests of the company’s employees, (iii) the need to foster the company’s business relationships with suppliers, customers and others, (iv) the impact of the company’s operations on the community and the environment, (v) the desirability to maintain a reputation for high standards of business conduct, and (vi) the need to act fairly as between members of the company;

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the shareholders.
Directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. The duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of all material information reasonably available regarding a significant transaction.

•to avoid a situation in which he or she has, or can have, a direct or indirect interest that conflicts, or possibly conflicts, with the interests of the company;
•to act in accordance with the company’s constitution and only exercise his powers for the purposes for which they are conferred;
•to exercise independent judgment;
•to exercise reasonable care, skill and diligence;
•not to accept benefits from a third party conferred by reason of his being a director or doing, or not doing, anything as a director; and
•a duty to declare any interest that he or she has, whether directly or indirectly, in a proposed or existing transaction or arrangement with the company.

The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.
In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.

Shareholder Suits
Under English law, generally, the company, rather than its shareholders, is the proper claimant in an action in respect of a wrong done to the company or where there is an irregularity in the company’s internal management. Notwithstanding this general position, the Companies Act 2006 provides that (i) a court may allow a shareholder to bring a derivative claim (that is, an action in respect of and on behalf of the company) in respect of a cause of action arising from a director’s negligence, default, breach of duty or breach of trust and (ii) a shareholder may bring a claim for a court order where the company’s affairs have been or are being conducted in a manner that is unfairly prejudicial to some of its shareholders.

Under Delaware law, a shareholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:
•state that the plaintiff was a shareholder at the time of the transaction of which the plaintiff complains or that the plaintiffs shares thereafter devolved on the plaintiff by operation of law; and
•allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or
•state the reasons for not making the effort.
Additionally, the plaintiff must remain a shareholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

Stock exchange listing
Our ADSs are listed on the Nasdaq Global Select Market under the symbol “CMPS.”
Transfer agent and registrar of shares
Our share register is maintained by Neville Registrars Limited. The share register reflects only record owners of our ordinary shares. Holders of our ADSs are not treated as our shareholders and their names are therefore not be entered in our share register. The depositary, the custodian or their nominee(s) is the holder of the ordinary shares underlying our ADSs. Holders of our ADSs have a right to receive the ordinary shares underlying their ADSs. For discussion on our ADSs and ADS holder rights, see “Description of American Depositary Shares” in this prospectus.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
Citibank, N.A. is the depositary bank for the American Depositary Shares. Citibank's depositary offices are located at 388 Greenwich Street, New York, New York 10013. American Depositary Shares are frequently referred to as “ADSs” and represent ownership interests in securities that are on deposit with the depositary bank. ADSs may be represented by certificates that are commonly known as “American Depositary Receipts,” or “ADRs.” The depositary bank typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A. (London), located at Citigroup Centre, Canary Wharf, London, E14 5LB, United Kingdom.
We have appointed Citibank, N.A. as depositary pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of a registration statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC’s website (www.sec.gov). Please refer to registration No. 333-248514 when retrieving such copy.
We are providing you with a summary description of the material terms of our ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.
Each ADS represents the right to receive, and to exercise the beneficial ownership interests in one ordinary share that is on deposit with the depositary and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary or the custodian on behalf of the owner of our ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the depositary may agree to change the ADS-to-ordinary share ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of our ADSs. The depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by our ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of our ADSs, the registered holders of our ADSs (on behalf of the applicable ADS owners) only through the depositary, and the depositary (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.
If you become an owner of our ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary. As an ADS holder you appoint the depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of ordinary shares are governed by the laws of England and Wales, which may be different from the laws of the United States.
In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.
The manner in which you own the ADSs (i.e., in a brokerage account vs. as registered holder, or as holder of certificated vs. uncertificated ADSs) may affect your rights and obligations, and the manner in which, and extent to which, the depositary bank’s services are made available to you. As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary will hold on your behalf the shareholder rights attached to the ordinary shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the ordinary shares represented by your ADSs through the depositary only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.
As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary (commonly referred to as the direct registration system or DRS). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary to the holders of our ADSs. The direct registration system includes automated transfers between the depositary and The Depository Trust Company, or DTC, the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as our ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own our ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.
The registration of the ordinary shares in the name of the depositary or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary or the custodian the record ownership in the applicable ordinary shares with the beneficial ownership rights and interests in such ordinary shares being at all times vested with the beneficial owners of our ADSs representing the ordinary shares. The depositary or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of our ADSs representing the deposited property.
Dividends and Distributions
As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction of the applicable fees, taxes and expenses.
Distributions of Cash
Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary will arrange for the funds received in a currency other than U.S. dollars to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of England and Wales.
The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.
The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.
Distributions of Shares
Whenever we make a free distribution of ordinary shares for the securities on deposit with the custodian, we will deposit the applicable number of ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary will either distribute to holders new ADSs representing the ordinary shares deposited or modify our ADS-to-ordinary shares ratio, in which case each ADS you hold will represent rights and interests in the additional ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.
The distribution of new ADSs or the modification of our ADS-to-ordinary share ratio upon a distribution of ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary may sell all or a portion of the new ordinary shares so distributed.
No such distribution of new ADSs will be made if it would violate a law (i.e., the U.S. securities laws) or if it is not operationally practicable. If the depositary does not distribute new ADSs as described above, it may sell the ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.
Distributions of Rights
Whenever we intend to distribute rights to purchase additional ordinary shares, we will give prior notice to the depositary and we will assist the depositary in determining whether it is lawful and reasonably practicable to distribute rights to purchase additional ADSs to holders.
The depositary will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new ordinary shares other than in the form of ADSs.
The depositary will not distribute the rights to you if:
•we do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or
•we fail to deliver satisfactory documents to the depositary; or
•it is not reasonably practicable to distribute the rights.
The depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions
Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary in determining whether such distribution is lawful and reasonably practicable.
The depositary will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.
If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in England and Wales would receive upon failing to make an election, as more fully described in the deposit agreement.
Other Distributions
Whenever we intend to distribute property other than cash, ordinary shares or rights to purchase additional ordinary shares, we will notify the depositary in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary in determining whether such distribution to holders is lawful and reasonably practicable.
If it is reasonably practicable to distribute such property to you and if we provide to the depositary all of the documentation contemplated in the deposit agreement, the depositary will distribute the property to the holders in a manner it deems practicable.
The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary may sell all or a portion of the property received.
The depositary will not distribute the property to you and will sell the property if:
•we do not request that the property be distributed to you or if we ask that the property not be distributed to you; or
•we do not deliver satisfactory documents to the depositary; or
•the depositary determines that all or a portion of the distribution to you is not reasonably practicable.
The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.
Redemption
Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary will provide notice of the redemption to the holders.
The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary will convert the redemption funds received in a currency other than U.S. dollars into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, our ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary may determine.
Changes Affecting Ordinary Shares
The ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of such ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of our assets.

If any such change were to occur, your ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the ordinary shares held on deposit. The depositary may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable registration statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to our ADSs the change affecting the ordinary shares. If the depositary may not lawfully distribute such property to you, the depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.
Issuance of ADSs upon Deposit of Ordinary Shares
Upon completion of any future offering made pursuant to this Prospectus, or a Future Offering, the ordinary shares being offered pursuant to that Future Offering prospectus supplement, or a prospectus supplement, will be deposited by us with the custodian. Upon receipt of confirmation of such deposit, the depositary will issue ADSs to the underwriters named in such prospectus supplement.
After the completion of a Future Offering, the depositary may create ADSs on your behalf if you or your broker deposit ordinary shares with the custodian. The depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the ordinary shares to the custodian. Your ability to deposit ordinary shares and receive ADSs may be limited by United States and England and Wales legal considerations applicable at the time of deposit.
The issuance of ADSs in connection with a Future Offering may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the ordinary shares have been duly transferred to the custodian. The depositary will only issue ADSs in whole numbers.
When you make a deposit of ordinary shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:
•the ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained;
•all preemptive (and similar) rights, if any, with respect to such ordinary shares have been validly waived or exercised;
•you are duly authorized to deposit the ordinary shares;
•the ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and our ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement); and
•the ordinary shares presented for deposit have not been stripped of any rights or entitlements.
If any of the representations or warranties are incorrect in any way, we and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.
Transfer, Combination and Split Up of ADRs
As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and our ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary and also must:
•ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;
•provide such proof of identity and genuineness of signatures as the depositary deems appropriate;

•provide any transfer stamps required by the State of New York or the United States; and
•pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.
To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.
Withdrawal of Ordinary Shares Upon Cancellation of ADSs
As a holder, you will be entitled to present your ADSs to the depositary for cancellation and then receive the corresponding number of underlying ordinary shares at the custodian’s offices. Your ability to withdraw the ordinary shares held in respect of our ADSs may be limited by United States and England and Wales considerations applicable at the time of withdrawal. In order to withdraw the ordinary shares represented by your ADSs, you will be required to pay to the depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the ordinary shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, our ADSs will not have any rights under the deposit agreement.
If you hold ADSs registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the ordinary shares represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.
You will have the right to withdraw the securities represented by your ADSs at any time except as a result of:
•temporary delays that may arise because (i) the transfer books for the ordinary shares or ADSs are closed, or (ii) ordinary shares are immobilized on account of a shareholders’ meeting or a payment of dividends;
•obligations to pay fees, taxes and similar charges; and/or
•restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.
The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.
Voting Rights
As a holder, you generally have the right under the deposit agreement to instruct the depositary to exercise the voting rights for the ordinary shares represented by your ADSs. The voting rights of holders of ordinary shares are described in “Description of Share Capital and Articles of Association—Articles of Association” in this prospectus.
At our request, the depositary will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the depositary to exercise the voting rights of the ordinary shares represented by ADSs.
If the depositary timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs as follows:
•In the event of voting by show of hands, the depositary will vote (or cause the custodian to vote) all ordinary shares held on deposit at that time in accordance with the voting instructions received from a majority of holders of ADSs who provide timely voting instructions.

•In the event of voting by poll, the depositary will vote (or cause the custodian to vote) the ordinary shares held on deposit in accordance with the voting instructions received from the holders of ADSs.
Securities for which no voting instructions have been received will not be voted (except (a) as set forth above in the case voting is by show of hands, (b) in the event of voting by poll, holders of ADSs in respect of which no timely voting instructions have been received shall be deemed to have instructed the depositary to give a discretionary proxy to a person designated by us to vote the ordinary shares represented by such holders' ADSs; provided, however, that no such discretionary proxy shall be given with respect to any matter to be voted upon as to which we inform the depositary that (i) we do not wish such proxy to be given, (ii) substantial opposition exists, or (iii) the rights of holders of ordinary shares may be adversely affected, and (c) as otherwise contemplated in the deposit agreement). Please note that the ability of the depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary in a timely manner.
Fees and Charges
As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:

SERVICE	FEE
(1) Issuance of ADSs (e.g., an issuance of ADS upon a deposit of ordinary shares or upon a change in our ADS(s)-to-ordinary shares ratio, or for any other reason), excluding ADS issuances as a result of distributions described in paragraph (4) below.	Up to U.S. 5¢ per ADS issued
(2) Cancellation of ADSs (e.g., a cancellation of ADSs for delivery of deposited property, upon a change in our ADS(s)-to-ordinary shares ratio, or for any other reason).	Up to U.S. 5¢ per ADS cancelled
(3) Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements).	Up to U.S. 5¢ per ADS held
(4) Distribution of ADSs pursuant to (i) share dividends or other free share distributions, or (ii) exercise of rights to purchase additional ADSs.	Up to U.S. 5¢ per ADS held
(5) Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., spin-off shares).	Up to U.S. 5¢ per ADS held
(6) ADS Services.	Up to U.S. 5¢ per ADS held on the applicable record date(s) established by the depositary bank
(7) Registration of ADS transfers (e.g., upon a registration of the transfer of registered ownership of ADSs, upon a transfer of ADSs into DTC and vice versa, or for any other reason).	Up to U.S. 5¢ per ADS (or fraction thereof) transferred
(8) Conversion of ADSs of one series for ADSs of another series (e.g., upon conversion of Partial Entitlement ADSs for Full Entitlement ADSs, or upon conversion of Restricted ADSs (each as defined in the Deposit Agreement) into freely transferable ADSs, and vice versa).	Up to U.S. 5¢ per ADS (or fraction thereof) converted
As an ADS holder you will also be responsible to pay certain charges such as:
•taxes (including applicable interest and penalties) and other governmental charges;

•the registration fees as may from time to time be in effect for the registration of ordinary shares on the share register and applicable to transfers of ordinary shares to or from the name of the custodian, the depositary or any nominees upon the making of deposits and withdrawals, respectively;
•certain cable, telex and facsimile transmission and delivery expenses;
•the fees, expenses, spreads, taxes and other charges of the depositary and/or service providers (which may be a division, branch or affiliate of the depositary) in the conversion of foreign currency;
•the reasonable and customary out of pocket expenses incurred by the depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to ordinary shares, ADSs and ADRs; and
•the fees, charges, costs and expenses incurred by the depositary, the custodian or any nominee in connection with the ADR program.
ADS fees and charges for (i) the issuance of ADSs, and (ii) the cancellation of ADSs are charged to the person for whom our ADSs are issued (in the case of ADS issuances) and to the person for whom ADSs are cancelled (in the case of ADS cancellations). In the case of ADSs issued by the depositary into DTC, our ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving our ADSs being issued or the DTC participant(s) holding our ADSs being cancelled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time. ADS fees and charges in respect of distributions and our ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) our ADS service fee, holders as of our ADS record date will be invoiced for the amount of our ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, our ADS fees and charges for distributions other than cash and our ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs. In the case of (i) registration of ADS transfers, the ADS transfer fee will be payable by the ADS Holder whose ADSs are being transferred or by the person to whom the ADSs are transferred, and (ii) conversion of ADSs of one series for ADSs of another series, the ADS conversion fee will be payable by the Holder whose ADSs are converted or by the person to whom the converted ADSs are delivered.
In the event of refusal to pay the depositary fees, the depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to our ADS holder. Certain of the depositary fees and charges (such as our ADS services fee) may become payable shortly after the closing of our ADS offering. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. You will receive prior notice of such changes. The depositary may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of our ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary agree from time to time.
Amendments and Termination
We may agree with the depositary to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for our ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the ordinary shares represented by your ADSs (except as permitted by law).
We have the right to direct the depositary to terminate the deposit agreement. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.
Termination
After termination, the depositary will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).
In connection with any termination of the deposit agreement, the depositary may make available to owners of ADSs a means to withdraw the ordinary shares represented by ADSs and to direct the depositary of such ordinary shares into an unsponsored American depositary share program established by the depositary. The ability to receive unsponsored American depositary shares upon termination of the deposit agreement would be subject to satisfaction of certain U.S. regulatory requirements applicable to the creation of unsponsored American depositary shares and the payment of applicable depositary fees.
Books of Depositary
The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to our ADSs and the deposit agreement.
The depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.
Limitations on Obligations and Liabilities
The deposit agreement limits our obligations and the depositary’s obligations to you. Please note the following:
•We and the depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.
•The depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.
•The depositary disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in ordinary shares, for the validity or worth of the ordinary shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.
•We and the depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.
•We and the depositary disclaim any liability if we or the depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our Articles, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.
•We and the depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our Articles or in any provisions of or governing the securities on deposit.
•We and the depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting ordinary shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.
•We and the depositary also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of ordinary shares but is not, under the terms of the deposit agreement, made available to you.
•We and the depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.
•We and the depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.
•No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.
•Nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among us, the depositary bank and you as ADS holder.
•Nothing in the deposit agreement precludes Citibank (or its affiliates) from engaging in transactions in which parties adverse to us or the ADS owners have interests, and nothing in the deposit agreement obligates Citibank to disclose those transactions, or any information obtained in the course of those transactions, to us or to the ADS owners, or to account for any payment received as part of those transactions.
As the above limitations relate to our obligations and the depositary’s obligations to you under the deposit agreement, we believe that, as a matter of construction of the clause, such limitations would likely to continue to apply to ADS holders who withdraw the ordinary shares from the ADS facility with respect to obligations or liabilities incurred under the deposit agreement before the cancellation of the ADSs and the withdrawal of the ordinary shares, and such limitations would most likely not apply to ADS holders who withdraw the ordinary shares from the ADS facility with respect to obligations or liabilities incurred after the cancellation of the ADSs and the withdrawal of the ordinary shares and not under the deposit agreement.
In any event, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder. In fact, you cannot waive our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.
Taxes
You will be responsible for the taxes and other governmental charges payable on our ADSs and the securities represented by our ADSs. We, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.
The depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill their legal obligations. You are required to indemnify us, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.
Foreign Currency Conversion
The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.
If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take the following actions in its discretion:
•Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.
•Distribute the foreign currency to holders for whom the distribution is lawful and practical.
•Hold the foreign currency (without liability for interest) for the applicable holders.
Governing Law/Waiver of Jury Trial
The deposit agreement, the ADRs and the ADSs will be interpreted in accordance with the laws of the State of New York. The rights of holders of ordinary shares (including ordinary shares represented by ADSs) are governed by the laws of England and Wales.
As an owner of ADSs, you irrevocably agree that any legal action arising out of the Deposit Agreement, the ADSs or the ADRs, involving the Company or the Depositary, may only be instituted in as state or federal court in the City of New York.
AS A PARTY TO THE DEPOSIT AGREEMENT, YOU IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THE DEPOSIT AGREEMENT OR THE ADRs AGAINST US AND/OR THE DEPOSITARY.
The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our ordinary shares, the ADSs or the deposit agreement, including any claim under U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. However, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

DESCRIPTION OF DEBT SECURITIES
This prospectus describes the general terms and provisions of the debt securities we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement also will indicate whether any of the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the applicable indenture if you do not fully understand a term or the way we use it in this prospectus.
We may offer senior or subordinated debt securities, which may be convertible. Each series of debt securities may have different terms. The senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and the trustee identified in the applicable prospectus supplement, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “senior indenture.” Any subordinated debt securities will be issued under one or more separate indentures, dated as of a date prior to such issuance, between us and the trustee identified in the applicable prospectus supplement, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “subordinated indenture” and to the trustee under the senior or subordinated indenture as the “trustee.” The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. We included copies of the forms of the indentures as exhibits to this Registration Statement of which this prospectus forms a part.
If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.
We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the debt securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the debt securities that are described in this prospectus or in any applicable prospectus supplement. The statements below are not complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable indenture, as amended or supplemented from time to time. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents. Except as otherwise indicated, the terms of the indentures are identical. As used under this caption, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.
General
We expect that the indentures will:
•not limit the amount of debt securities that we may issue;
•allow us to issue debt securities in one or more series;
•not require us to issue all of the debt securities of a series at the same time;
•allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and
•provide that the debt securities will be unsecured, except as may be set forth in the applicable prospectus supplement.
•Unless we give you different information in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “—Subordination” and in the applicable prospectus supplement.
Each indenture will provide that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.
The prospectus supplement for each offering will provide the following terms, where applicable:
•the title of the debt securities and whether they are senior or subordinated;
•the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;
•the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into ordinary shares or the method by which any such portion shall be determined;
•if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of ordinary shares received on conversion;
•the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;
•the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;
•the date or dates, or the method for determining the date or dates, from which interest will accrue;
•the dates on which interest will be payable;
•the record dates for interest payment dates, or the method by which we will determine those dates;
•the persons to whom interest will be payable;
•the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;
•any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payment of such debt security, or the method for determining the make-whole amount;
•the place or places where the principal of, and any premium, or make-whole amount, and interest on, the debt securities will be payable;
•where the debt securities may be surrendered for registration of transfer or conversion or exchange;
•where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;
•the times, prices and other terms and conditions upon which we may redeem the debt securities;
•any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such an obligation;
•the currency or currencies in which the debt securities are denominated and payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;
•whether the principal of, and any premium, or make-whole amount, or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;
•whether the amount of payments of principal of, and any premium, or make-whole amount, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;
•whether the debt securities will be in registered form, bearer form or both and (1) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (2) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;
•any restrictions applicable to the offer, sale or delivery of debt securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for debt securities in registered form of the series and vice versa if permitted by applicable laws and regulations;
•whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may or shall be required to exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;
•the identity of the depositary for securities in registered form, if such series are to be issuable as a global security;
•the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;
•the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;
•the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;
•whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;
•whether and under what circumstances the debt securities being offered are convertible into ordinary shares, including the conversion price or rate or the manner of calculation thereof;
•the circumstances, if any, specified in the applicable prospectus supplement, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;
•any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;
•if the debt securities of such series are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;
•the name of the applicable trustee and the nature of any material relationship between the trustee and us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;

•any deletions from, modifications of, or additions to our events of default or covenants and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable;
•provisions related to the modification of the indentures;
•applicable CUSIP numbers; and
•any other terms of such debt securities not inconsistent with the provisions of the applicable indenture or the Trust Indenture Act.
We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the United States federal income tax consequences, material United Kingdom tax considerations and other relevant considerations applicable to original issue discount securities.
We also may issue indexed debt securities. Payments of principal, premium and interest on indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the prospectus supplement.
Except as described under “—Merger, Consolidation or Sale of Assets” or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (1) would limit our ability to incur indebtedness or (2) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us, or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.
We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
Payment
Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.
All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium or make-whole amount, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.
Denomination, Interest, Registration and Transfer
Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.

Subject to the limitations imposed upon debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of debt securities of any series may:
•exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and
•surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.
Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.
Neither we, nor any trustee, will be required to:
•issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 calendar days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;
•register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and
•issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.
Merger, Consolidation or Sale of Assets
The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (1) consolidate with, (2) sell, lease or convey all or substantially all of our assets to, or (3) merge with or into, any other entity provided that:
•either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (A) to pay the principal of, and any premium (or make-whole amount) and interest on, all of the debt securities and (B) to duly perform and observe all of the covenants and conditions contained in each indenture;
•after giving effect to the transaction, there is no event of default under the indentures and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and
•an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.
Covenants
Existence. Except as permitted under “—Merger, Consolidation or Sale of Assets,” the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if we determine that any right or franchise is no longer desirable in the conduct of our business.

Payment of taxes and other claims. The indentures require us to pay, discharge or cause to be paid or discharged, before they become delinquent (1) all taxes, assessments and governmental charges levied or imposed on us, our subsidiaries or our subsidiaries’ income, profits or property, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of our subsidiaries. However, we will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
Provision of financial information. The indentures require us to (1) within 15 days of each of the respective dates by which we are required to file our annual reports, quarterly reports and other documents with the SEC, file with the trustee copies of the annual report, quarterly report and other documents that we file with the SEC under Section 13 or 15(d) of the Exchange Act of 1934, as amended, or the Exchange Act, (2) file with the trustee and the SEC any additional information, documents and reports regarding compliance by us with the conditions and covenants of the indentures, as required, (3) within 30 days after the filing with the trustee, mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities, without cost to such holders, summaries of any documents and reports required to be filed by us pursuant to (1) and (2) above, and (4) supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder.
Additional covenants. The applicable prospectus supplement will set forth any additional covenants relating to any series of debt securities.
Events of Default, Notice and Waiver
Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:
i.default in the payment of any installment of interest on any debt security of such series continuing for 30 calendar days;
ii.default in the payment of principal of, or any premium, or make-whole amount, on any debt security of such series for five business days at its stated maturity;
iii.default in making any sinking fund payment as required for any debt security of such series for five business days;
iv.default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 90 calendar days after written notice as provided in the applicable indenture, but not of a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series;
v.a default under any bond, debenture, note, mortgage, indenture or instrument:
(1)having an aggregate principal amount in excess of a minimum amount as specified in a prospectus supplement; or
(2)under which there may be issued, secured or evidenced any existing or later created indebtedness for money borrowed by us or our subsidiaries, if we are directly responsible or liable as obligor or guarantor, if the default results in the indebtedness becoming or being declared due and payable prior to the date it otherwise would have, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within 30 days after notice to the issuing company specifying such default. Such notice shall be given to us by the trustee, or to us and the trustee by the holders of at least 10% in principal amount of the outstanding debt securities of that series. The written notice specifying such default and requiring us to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and shall state that such notice is a “Notice of Default” under such indenture;
vi.bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Compass Pathways or any significant subsidiary that, if contested, is not dismissed or stayed within 90 calendar days; and
vii.any other event of default provided with respect to a particular series of debt securities.

When we use the term “significant subsidiary,” we refer to the meaning ascribed to such term in Rule 1-02 of Regulation S-X promulgated under the Securities Act.
If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 33% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 33% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:
i.we have deposited with the applicable trustee all required payments of the principal, any premium, or make-whole amount, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and
ii.all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium, or make-whole amount, have been cured or waived.
We expect that the indentures will also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture may, on behalf of all holders, waive any past default with respect to such series and its consequences, except a default:
i.in the payment of the principal, any premium, or make-whole amount, or interest;
ii.in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of the outstanding debt security that is affected by the default; or
iii.in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.
We expect that the indentures will require each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified persons of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.
We expect that the indentures will provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, or make-whole amount, and interest on, such debt securities at the respective due dates thereof.
We expect that the indentures will provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:
i.is in conflict with any law or the applicable indenture;
ii.may involve the trustee in personal liability; or
iii.may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.
Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.
Modification of the Indentures
We expect that the indentures will provide that modifications and amendments may be made only with the consent of the affected holders of at least a majority in principal amount of all outstanding debt securities issued under that indenture. However, no such modification or amendment may, without the consent of each of the affected holders of the debt securities affected by the modification or amendment:
i.change the stated maturity of the principal of, or any premium, or make-whole amount, on, or any installment of principal of or interest on, any such debt security;
ii.reduce the principal amount of, the rate or amount of interest on or any premium, or make-whole amount, payable on redemption of any such debt security;
iii.reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;
iv.change the place of payment or the coin or currency for payment of principal of, or any premium, or make-whole amount, or interest on, any such debt security;
v.impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;
vi.reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; or
vii.modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security.
The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.
We and our respective trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:
•to evidence the succession of another person to us as obligor under such indenture;
•to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;
•to add events of default for the benefit of the holders of all or any series of debt securities;
•to add or change any provisions of an indenture (1) to change or eliminate restrictions on the payment of principal of, or premium, or make-whole amount, or interest on, debt securities in bearer form, or (2) to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;
•to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;
•to secure the debt securities;
•to establish the form or terms of debt securities of any series;
•to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;
•to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture; and
•to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.
The term “senior debt” will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, other outstanding indebtedness, whether outstanding at the date of execution of the applicable indenture or subsequently incurred, created or assumed. The prospectus supplement may include a description of additional terms implementing the subordination feature.
No restrictions will be included in any indenture relating to subordinated securities upon the creation of additional senior debt.
If this prospectus is being delivered in connection with the offering of a series of subordinated securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.
Voting
We expect the indentures will provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities:
•the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;
•the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point;
•the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under such indenture; and
•debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.
The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.
Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority of the aggregate principal amount of the outstanding debt securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.
Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.
Notwithstanding the foregoing provisions, we expect that the indentures will provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:
•there shall be no minimum quorum requirement for such meeting; and
•the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.
Subordination
Unless otherwise provided in the applicable prospectus supplement and indenture, subordinated securities will be subject to the following subordination provisions.
Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt. However, our obligation to make payments of the principal of and interest on such subordinated securities otherwise will not be affected. No payment of principal or interest will be permitted to be made on subordinated securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of COMPASS Pathways and its subsidiaries. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated securities may recover less, ratably, than our general creditors.
The term “senior debt” will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, other outstanding indebtedness, whether outstanding at the date of execution of the applicable indenture or subsequently incurred, created or assumed. The prospectus supplement may include a description of additional terms implementing the subordination feature.

No restrictions will be included in any indenture relating to subordinated securities upon the creation of additional senior debt.
If this prospectus is being delivered in connection with the offering of a series of subordinated securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.
Defeasance and Discharge
The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.
Defeasance of Certain Covenants
We expect that the terms of the debt securities will provide us with the right not to comply with specified covenants and that specified events of default described in a prospectus supplement will not apply provided we deposit with the trustee money or government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.
Conversion Rights
The terms and conditions, if any, upon which the debt securities are convertible into ordinary shares will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into ordinary shares, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company, or DTC, as depository. We may issue global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement relating to such series. We expect that unless the applicable prospectus supplement provides otherwise, the following provisions will apply to depository arrangements.
Once a global security is issued, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of participants that have accounts with such depository. Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities or by us if we offer such debt securities directly. Ownership of beneficial interests in such global security will be limited to participants with the depository or persons that may hold interests through those participants.
We expect that, under procedures established by DTC, ownership of beneficial interests in any global security for which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to beneficial interests of participants with the depository, and records of participants, with respect to beneficial interests of persons who hold through participants with the depository. Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.
So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee under the indenture. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant with the depository, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if DTC requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.
Payments of principal of, and any premium, or make-whole amount, and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee have or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities including principal, any premium, or make-whole amount, or interest. We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.
Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.
If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples of $1,000.
The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for such depository, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.
No Recourse
There is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any security against any of our or our successor’s past, present or future stockholders, employees, officers or directors.
We refer you to any applicable prospectus supplement with respect to any deletions or additions or modifications to the descriptions above.

DESCRIPTION OF WARRANTS
We may offer warrants for the purchase of ordinary shares, each of which may be represented by one American Depositary Share, and/or senior or subordinated debt securities in one or more series, from time to time. We may issue warrants independently or together with ordinary shares, each of which may be represented by one American Depositary Share, and/or senior or subordinated debt securities, and the warrants may be attached to or separate from those securities.
If we offer warrants, they will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
The prospectus supplement for each offering will provide the following terms, where applicable:
•the offering price and aggregate number of warrants offered;
•the currency for which the warrants may be purchased;
•if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•in the case of warrants to purchase securities, the number of shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•the terms of any rights to redeem or call the warrants;
•any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•the periods during which, and places at which, the warrants are exercisable;
•the manner of exercise;
•the dates on which the right to exercise the warrants will commence and expire;
•the manner in which the warrant agreement and warrants may be modified;
•federal income tax consequences of holding or exercising the warrants;
•the terms of the securities issuable upon exercise of the warrants; and
•any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
We urge you to read the prospectus supplement related to any series of warrants we may offer, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. If we offer warrants, forms of warrant agreements and warrant certificates relating to warrants for the purchase of such ordinary shares and debt securities will be incorporated by reference into the Registration Statement of which this prospectus is a part from reports we would subsequently file with the SEC.

DESCRIPTION OF UNITS
We may offer units consisting of ordinary shares, ordinary shares in the form of ADSs, debt securities and/or warrants for the purchase of ordinary shares and/or debt securities in any combination in one or more series, from time to time.
If we offer units, they will be evidenced by unit certificates issued under one or more unit agreements, which are contracts between us and an agent for the holders of the units.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•the title of the series of units;
•identification and description of the separate constituent securities comprising the units;
•the price or prices at which the units will be issued;
•the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•a discussion of certain United States federal income tax considerations applicable to the units; and
•any other terms of the units and their constituent securities.
We urge you to read the prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the unit. If we offer units, forms of unit agreements and unit certificates relating to units will be incorporated by reference into the Registration Statement of which this prospectus is a part from reports we would subsequently file with the SEC.

TAXATION
U.S. Federal Income Tax Considerations for U.S. Holders
Our most recent Annual Report, as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material U.S. federal income tax considerations that may be relevant to prospective investors in our ordinary shares. The applicable prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by such prospectus supplement.
UK Taxation
The following is intended as a general guide to current UK tax law and HM Revenue & Customs, or HMRC, published practice (which is not binding) applying as at the date of this prospectus (both of which are subject to change at any time, possibly with retrospective effect) relating to the holding of ADSs. It does not constitute legal or tax advice and does not purport to be a complete analysis of all UK tax considerations relating to the holding of ADSs, or all of the circumstances in which holders of ADSs may benefit from an exemption or relief from UK taxation. It is written on the basis that we do not (and will not) directly or indirectly derive 75% or more of its qualifying asset value from UK land, and that we are and will remain solely resident in the UK for tax purposes and will therefore be subject to the UK tax regime and not the U.S. tax regime save as set out above under “—U.S. Federal Income Tax Considerations for U.S. Holders.”
Except to the extent that the position of non-UK resident persons is expressly referred to, this guide relates only to persons who are resident (and in the case of individuals, domiciled or deemed domiciled) for tax purposes solely in the UK and do not have a permanent establishment, branch or agency (or equivalent) in any other jurisdiction with which the holding of our ADSs is connected, or UK Holders, who are absolute beneficial owners of our ADSs (and do not hold our ADSs through an Individual Savings Account or a Self-Invested Personal Pension).
This guide may not relate to certain classes of UK Holders, such as (but not limited to):
•persons who are connected with us;
•financial institutions;
•insurance companies;
•charities or tax-exempt organizations;
•collective investment schemes;
•pension schemes;
•market makers, intermediaries, brokers or dealers in securities or persons who hold ADSs otherwise than as an investment;
•persons who have (or are deemed to have) acquired their ADSs by virtue of an office or employment or who are or have been our officers or employees or any of our affiliates; and
•individuals who are subject to UK taxation on a remittance basis or to whom split-year treatment applies.
The decision of the First-tier Tribunal (Tax Chamber) in HSBC Holdings PLC and The Bank of New York Mellon Corporation v HMRC (2012) cast some doubt on whether a holder of a depositary receipt is the beneficial owner of the underlying shares. However, based on published HMRC guidance we would expect that HMRC will regard a holder of ADSs as holding the beneficial interest in the underlying shares and therefore these paragraphs assume that a holder of ADSs is the beneficial owner of the underlying ordinary shares and any dividends paid in respect of the underlying ordinary shares (where the dividends are regarded for UK purposes as that person’s own income) for UK direct tax purposes.

THESE PARAGRAPHS ARE A SUMMARY OF CERTAIN UK TAX CONSIDERATIONS AND ARE INTENDED AS A GENERAL GUIDE ONLY. IT IS RECOMMENDED THAT ALL HOLDERS OF ADSs OBTAIN ADVICE AS TO THE CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSAL OF OUR ADSs IN THEIR OWN PARTICULAR CIRCUMSTANCES FROM THEIR OWN TAX ADVISORS. IN PARTICULAR, NON-UK RESIDENT OR DOMICILED PERSONS OR PERSONS SUBJECT TO TAXATION IN ANY JURISDICTION OTHER THAN THE UK ARE ADVISED TO CONSIDER THE POTENTIAL IMPACT OF ANY RELEVANT DOUBLE TAXATION AGREEMENTS.
Dividends
Withholding Tax
Dividends that we pay will not be subject to any withholding or deduction for or on account of UK tax.
Income Tax
An individual UK Holder may, depending on his or her particular circumstances, be subject to UK tax on dividends received from us. An individual holder of ADSs who is not resident for tax purposes in the UK should not be chargeable to UK income tax on dividends received from us unless he or she carries on (whether solely or in partnership) a trade, profession or vocation in the UK through a permanent establishment, branch or agency to which our ADSs are attributable. There are certain exceptions for trading in the UK through independent agents, such as some brokers and investment managers.
Dividend income is treated as the top slice of the total income chargeable to UK income tax for an individual UK Holder. An individual UK Holder who receives a dividend in the 2021/2022 tax year will be entitled to a tax-free allowance of £2,000. Income within the dividend allowance counts towards an individual’s basic or higher rate limits and may, therefore, affect the level of personal allowance to which they are entitled. Dividend income in excess of this tax-free allowance will (subject to the availability of any income tax personal allowance) be taxed at 7.5% (for the tax year 2021/2022) to the extent the excess amount falls within the basic rate band, 32.5% (for the tax year 2021/2022) to the extent the excess amount falls within the higher rate band, and 38.1% (for the tax year 2021/2022) to the extent the excess amount falls within the additional rate band. The government has announced that dividend tax rates will increase by 1.25% from April 2022. The dividend tax-free allowance of £2,000 is, however, expected to remain unaffected. The new rates (stated in the Finance Bill currently before the UK Parliament) will be: basic rate at 8.75%, higher rate at 33.75%, and additional rate at 39.35%.
Corporation Tax
A corporate holder of ADSs who is not resident for tax purposes in the UK should not be chargeable to UK corporation tax on dividends received from us unless it carries on (whether solely or in partnership) a trade in the UK through a permanent establishment to which our ADSs are attributable.
Corporate UK Holders should not be subject to UK corporation tax on any dividend received from us so long as the dividends qualify for exemption, which should be the case, although certain conditions must be met. It should be noted that the exemptions, whilst of wide application, are not comprehensive and are subject to anti-avoidance rules in relation to a dividend. If the conditions for the exemption are not satisfied, or such anti-avoidance provisions apply or such UK Holder elects for an otherwise exempt dividend to be taxable, UK corporation tax will be chargeable on the amount of any dividends (at the current rate of 19% for the tax year 2021/2022 rising to 25% in the tax year 2023/2024 for companies with profits of more than £250,000 whilst the rate of 19% will apply to companies with profits not exceeding £50,000 with a tapered rate applying to profits between £50,000 and £250,000).
Chargeable Gains
A disposal or deemed disposal of ADSs by a UK Holder may, depending on the UK Holder’s circumstances and subject to any available exemptions or reliefs (such as the annual exemption),

give rise to a chargeable gain or an allowable loss for the purposes of UK capital gains tax and corporation tax on chargeable gains.
If an individual UK Holder who is subject to UK income tax at either the higher or the additional rate is liable to UK capital gains tax on the disposal of ADSs, the current applicable rate will be 20% (for the tax year 2021/2022). For an individual UK Holder who is subject to UK income tax at the basic rate and liable to UK capital gains tax on such disposal, the current applicable rate would be 10% (for the tax year 2021/2022), save to the extent that any capital gains when aggregated with the UK Holder’s other taxable income and gains in the relevant tax year exceed the unused basic rate tax band. In that case, the rate currently applicable to the excess would be 20% (for the tax year 2021/2022).
If a corporate UK Holder becomes liable to UK corporation tax on the disposal (or deemed disposal) of ADSs, the main rate of UK corporation tax would apply (currently at 19% for the tax year 2021/2022 rising to 25% in the tax year 2023/2024 for companies with profits of more than £50,000 whilst the rate of 19% will apply to companies with profits not exceeding £250,000 with a tapered rate applying to profits between £50,000 and £250,000).
A holder of ADSs that is not resident for tax purposes in the UK should not normally be liable to UK capital gains tax or corporation tax on chargeable gains on a disposal (or deemed disposal) of ADSs, unless the person is carrying on (whether solely or in partnership) a trade, profession or vocation in the UK through a branch or agency (or, in the case of a corporate holder of ADSs, through a permanent establishment) to which our ADSs are attributable. However, an individual holder of ADSs who has ceased to be resident for tax purposes in the UK or is treated as resident outside the UK for the purposes of a double taxation treaty for a period of five years or less and who disposes of ADSs during that period of temporary non-residence may be liable on his or her return to the UK (or upon ceasing to be regarded as resident outside the UK for the purposes of double taxation treaty) to UK tax on any capital gain realized (subject to any available exemption or relief).
Stamp Duty and Stamp Duty Reserve Tax
The discussion below relates to the holders of our ordinary shares or ADSs wherever resident, however it should be noted that special rules may apply to certain persons such as market makers, brokers, dealers or intermediaries.
Issue of Ordinary Shares
No UK stamp duty or stamp duty reserve tax, or SDRT, is generally payable on the issue of the ordinary shares underlying our ADSs.
Transfers of Ordinary Shares
An unconditional agreement to transfer ordinary shares will normally give rise to a charge to SDRT at the rate of 0.5% of the amount or value of the consideration payable for the transfer. The purchaser of the shares is liable for the SDRT. Transfers of ordinary shares in certificated form are generally also subject to stamp duty at the rate of 0.5% of the amount or value of the consideration given for the transfer (rounded up to the next £5.00). Stamp duty is normally paid by the purchaser. The charge to SDRT will be cancelled or, if already paid, repaid (generally with interest), where a transfer instrument has been duly stamped within six years of the charge arising, (either by paying the stamp duty or by claiming an appropriate relief) or if the instrument is otherwise exempt from stamp duty.
Clearance Services and Depositary Receipts
Under current UK tax law and published HMRC practice, no SDRT (and, where the transfer is effected by a written instrument, stamp duty) is generally payable where an issue or transfer of ordinary shares (including an unconditional agreement to transfer ordinary shares to a clearance service or a depositary receipt system (including to a nominee or agent for, a person whose business is or includes the issue of depositary receipts or the provision of clearance services)) is an integral part of an issue of share capital unless the clearance service has made and maintained an election under section 97A of the UK Finance Act 1986, or a section 97A election. It is understood that HMRC regards the facilities of DTC as a clearance service for these purposes and we are not aware of any section 97A election having been made by the DTC.
Issue of ADSs
No UK stamp duty or SDRT is payable on the issue of ADSs in the Company.
If arising, any stamp duty or SDRT payable on a transfer of ordinary shares to a depositary receipt system or clearance service will in practice generally be paid by the transferors or participants in the clearance service or depositary receipt system.
Transfers of ADSs
No UK SDRT should be required to be paid in respect of a paperless transfer of ADSs through the facilities of DTC, provided that no section 97A election has been made by DTC, and such ADSs are held through DTC at the time of any agreement for their transfer.
No UK stamp duty will in practice be payable on a written instrument transferring an ADS provided that the instrument of transfer is executed and remains at all times outside the United Kingdom. Where these conditions are not met, the transfer of, or agreement to transfer, an ADS could, depending on the circumstances, attract a charge to UK stamp duty at the rate of 0.5% of the amount or value of the consideration. If it is necessary to pay stamp duty, it may also be necessary to pay interest and penalties.
Issue or Transfers of ADRs
No UK stamp duty or SDRT should be required to be paid on the issue or transfer of (including an agreement to transfer) ADRs in the Company.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of our securities offered by us under this prospectus. Except as described in any prospectus supplement or free writing prospectus, we currently anticipate using the net proceeds from the sale of our securities offered hereby primarily for general corporate purposes which may include, but are not limited to, working capital and capital expenditures, expenses related to research, clinical development and commercial efforts and general and administrative expenses. We have not determined the amount of net proceeds to be used specifically for such purposes.
We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies. Although we have no specific agreements, commitments or understandings with respect to any acquisition or investment, we evaluate such opportunities and engage in related discussions with other companies from time to time.
Pending the use of the net proceeds, we intend to invest the net proceeds in a variety of capital preservation instruments, including short-term, interest-bearing, investment-grade securities.
We will not receive any proceeds from the sale by selling security holders of the securities covered by this prospectus.

DIVIDEND POLICY
We have never declared or paid any cash dividends, and we do not anticipate declaring or paying any cash dividends in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business.
Under English law, among other things, we may only pay dividends if we have sufficient distributable reserves (on a non-consolidated basis), which are our accumulated realized profits that have not been previously distributed or capitalized less our accumulated realized losses, so far as such losses have not been previously written off in a reduction or reorganization of capital.

SELLING SECURITY HOLDERS
This prospectus relates to the possible resale from time to time by the selling security holders of up to 18,656,743 of our ordinary shares or American Depositary Shares representing ordinary shares that were issued and outstanding prior to the original date of filing of the Registration Statement of which this prospectus forms a part.
The selling security holders may not sell any shares pursuant to this prospectus until we have identified the applicable selling security holders and the shares that may be offered for resale by such selling security holders in a subsequent prospectus supplement. However, the selling security holders may sell or transfer all or a portion of their shares pursuant to any available exemption from the registration requirements of the Securities Act. If any selling security holder offers shares in any future offering, the applicable prospectus supplement will set forth the name of each such selling security holder, the nature of any position, office or other material relationship that the selling security holder has had with us or any of our predecessors or affiliates during the three years prior to the date of the applicable prospectus supplement, the number of ordinary shares or American Depositary Shares representing ordinary shares owned by the selling security holder before and after the offering and the number of ordinary shares or American Depositary Shares representing ordinary shares to be offered by the selling security holder.

PLAN OF DISTRIBUTION
We and/or our selling security holders may sell our securities (1) through underwriters or dealers, (2) directly to one or more purchasers, including to a limited number of institutional purchasers, to a single purchaser or to our affiliates and stockholders, (3) through agents or (4) through a combination of any of these methods.
If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:
•in one or more transactions at a fixed price or prices, which may be changed from time to time;
•in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act into an existing trading market, on an exchange or otherwise;
•through a market maker or into an existing trading market on an exchange or otherwise;
•at prices related to those prevailing market prices; or
•at negotiated prices.
The applicable prospectus supplement will set forth the following information to the extent applicable:
•the terms of the offering;
•the names of any underwriters, dealers or agents;
•the name or names of any managing underwriter or underwriters;
•the purchase price of the securities;
•the net proceeds from the sale of the securities;
•any delayed delivery arrangements;
•any underwriting discounts, commissions and other items constituting underwriters’ compensation paid to underwriters, dealers or agents;
•any discounts or concessions allowed or reallowed or paid to dealers; and
•any commissions paid to agents.
Sale through underwriters or dealers
If any securities are offered by us and/or our selling security holders through underwriters, the underwriters will acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer and sell securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise provided in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and dealers may receive compensation from the underwriters in the form of discounts or concessions. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
In order to facilitate the offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the securities for their account. In addition, to cover overallotments or to stabilize the price of the shares, the underwriters may bid for, and purchase, shares in the open market.

Finally, an underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the offered securities above independent market levels. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time.
Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.
If any securities are offered through dealers, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.
Direct sales and sales through agents
We and/or our selling security holders may sell the securities directly to purchasers. If the securities are sold directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities, we will describe the terms of any such sales in the applicable prospectus supplement. We may also sell the securities through agents designated from time to time. Sales may be made by means of ordinary brokers’ transactions on the Nasdaq Global Select Market at market prices, in block transactions and such other transactions as agreed by us and any agent. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless otherwise provided in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
At the market offerings
To the extent that we make sales through one or more underwriters or agents in at the market offerings, within the meaning of Rule 415(a)(4) of the Securities Act, we will do so pursuant to the terms of a sales agency financing agreement or other at the market offering arrangement between us and/or our selling security holders, on one hand, and the underwriters or agents, on the other. If we engage in at the market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase blocks of our securities. The terms of any such agreement will be set forth in more detail in the applicable prospectus supplement.
Remarketing arrangements
Offered securities may also be offered and sold, if we so indicate in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters of the offered securities under the Securities Act.

Delayed delivery contracts
If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will describe the conditions to those contracts and the commission payable for solicitation of those contracts.
General information
We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.
Each underwriter, dealer and agent participating in the distribution of any of the securities that are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, securities in bearer form in the United States or to United States persons, other than qualifying financial institutions, during the restricted period, as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7).

LEGAL MATTERS
Certain legal matters of English law and U.S. federal law will be passed upon for us by Goodwin Procter (UK) LLP and Goodwin Procter LLP, respectively. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The registered business address of PricewaterhouseCoopers LLP is 1 Embankment Place, London, WC2N 6RH, United Kingdom.
SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES
We are incorporated and currently existing under the laws of England and Wales. In addition, certain of our directors and officers reside outside of the United States and most of the assets of our non-U.S. subsidiaries are located outside of the United States. As a result, it may be difficult for investors to effect service of process on us or those persons in the United States or to enforce in the United States judgments obtained in United States courts against us or those persons based on the civil liability or other provisions of the United States securities laws or other laws. In addition, uncertainty exists as to whether the courts of England and Wales would:
•recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liabilities provisions of the securities laws of the United States or any state in the United States; or
•entertain original actions brought in England and Wales against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.
There is currently no treaty between (i) the United States and (ii) England and Wales providing for reciprocal recognition and enforcement of judgments of United States courts in civil and commercial matters (although the United States and the United Kingdom are both parties to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards) and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether predicated solely upon the United States securities laws, would not be automatically enforceable in England and Wales. Any final and conclusive monetary judgment for a definite sum obtained against us in United States courts would be treated by the courts of England and Wales as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:
•the relevant U.S. court had jurisdiction over the original proceedings according to English conflicts of laws principles at the time when proceedings were initiated;
•England and Wales courts had jurisdiction over the matter on enforcement and we either submitted to such jurisdiction or were resident or carrying on business within such jurisdiction and were duly served with process;
•the U.S. judgment was final and conclusive on the merits in the sense of being final and unalterable in the court that pronounced it and being for a definite sum of money;
•the judgment given by the courts was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations (or otherwise based on a U.S. law that an English court considers to relate to a penal, revenue or other public law);

•the judgment was not procured by fraud;
•recognition or enforcement of the judgment in England and Wales would not be contrary to public policy or the Human Rights Act 1998;
•the proceedings pursuant to which judgment was obtained were not contrary to natural justice;
•the U.S. judgment was not arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damages sustained and not being otherwise in breach of Section 5 of the UK Protection of Trading Interests Act 1980, or is a judgment based on measures designated by the Secretary of State under Section 1 of that Act;
•there is not a prior decision of an English court or the court of another jurisdiction on the issues in question between the same parties; and
•the English enforcement proceedings were commenced within the limitation period.
Whether these requirements are met in respect of a judgment based upon the civil liability provisions of the United States securities laws, including whether the award of monetary damages under such laws would constitute a penalty, is an issue for the court making such decision.
Subject to the foregoing, investors may be able to enforce in England and Wales judgments in civil and commercial matters that have been obtained from U.S. federal or state courts. Nevertheless, we cannot assure you that those judgments will be recognized or enforceable in England and Wales.
If an English court gives judgment for the sum payable under a U.S. judgment, the English judgment will be enforceable by methods generally available for this purpose. These methods generally permit the English court discretion to prescribe the manner of enforcement. In addition, it may not be possible to obtain an English judgment or to enforce that judgment if the judgment debtor is or becomes subject to any insolvency or similar proceedings, or if the judgment debtor has any set-off or counterclaim against the judgment creditor. Also note that, in any enforcement proceedings, the judgment debtor may raise any counterclaim that could have been brought if the action had been originally brought in England unless the subject of the counterclaim was in issue and denied in the U.S. proceedings.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the Registration Statement on Form S-3 we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits to the Registration Statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website (www.sec.gov) that contains such reports, and other information.
We maintain a corporate website at www.compasspathways.com where copies of certain information filed by us with the SEC are available free of charge. Information contained in, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS
The SEC allows us to ‘‘incorporate by reference’’ information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus.
The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus and the Registration Statement of which this prospectus is a part the information or documents listed below that we have filed with or furnished to the SEC:
•Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 24, 2022;
•Our Report on Form 8–K filed with the SEC on February 4, 2022; and
•The description of our ordinary shares and ADSs contained in our registration statement on Form 8-A, as filed with the SEC under Section 12(b) of the Exchange Act on September 15, 2020, including any amendment or report filed for the purpose of updating such description (File No. 001-39522).
All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (including our report on Form 10-K for the year ended December 31, 2021 once filed), except as to any portion of any report or documents that is not deemed filed under such provisions, on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the Registration Statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents. Any report on Form 8-K that we furnish to the SEC on or after the date of this prospectus (or portions thereof) is incorporated by reference in this prospectus only to the extent that the report expressly states that we incorporate it (or such portions) by reference in this prospectus and that it is not subsequently superseded.
We will provide to each person at their request, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus but not delivered with this prospectus free of charge. We will provide these reports upon written or oral request at no cost to the requester. Please direct your request, either in writing or by telephone, to COMPASS Pathways plc, Attention: Investor Relations, 33 Broadwick Street, London W1F 0DQ United Kingdom. In addition, copies of the documents incorporated herein by reference may be accessed at our website at www.compasspathways.com. The reference to our website address does not constitute incorporation by reference of the information contained on or accessible through our website, and you should not consider the contents of our website in making an investment decision with respect to our ADSs.

$400,000,000
of
Ordinary Shares
American Depositary Shares representing Ordinary Shares
Debt Securities
Warrants
Units
Offered by the Company
and
18,656,743 Ordinary Shares or American Depositary Shares representing Ordinary Shares Offered by Selling Security Holders
PROSPECTUS
              , 2022

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED FEBRUARY 24, 2022
PROSPECTUS SUPPLEMENT

$150,000,000
American Depositary Shares representing
Ordinary Shares
We have previously entered into a sales agreement, or the Sales Agreement, with Cowen and Company, LLC, or Cowen, dated October 8, 2021, relating to the sale of our American Depositary Shares, or ADSs, offered by this prospectus supplement. Each ADS represents one ordinary share, nominal value £0.008 per ordinary share. The ADSs may be evidenced by American Depositary Receipts, or ADRs. In accordance with the terms of the Sales Agreement, under this prospectus supplement we may offer and sell our ADSs, having an aggregate offering price of up to $150,000,000 from time to time through Cowen, acting as our agent.
Our ADSs are listed on the Nasdaq Global Select Market under the symbol “CMPS.” On February 22, 2022, the closing price of our American Depositary Shares on the Nasdaq Global Select Market was $12.61 per ADS.
Sales of our ADSs, if any, under this prospectus supplement and the accompanying base prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Cowen is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Cowen and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Cowen will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per ADS sold under the Sales Agreement. See “Plan of Distribution” beginning on page S-17 for additional information regarding the compensation to be paid to Cowen.
In connection with the sale of the ADSs on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cowen will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cowen with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Investing in our ADSs involves risks. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” on page S-8 of this prospectus supplement, as well as in the documents incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus, concerning factors you should consider before buying our ADSs.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

Cowen
The date of this prospectus supplement is                     , 2022.

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the SEC. By using a shelf registration statement, we may offer our ADSs having an aggregate offering price of up to $150,000,000 from time to time under this prospectus supplement at prices and on terms to be determined by market conditions at the time of offering.
This prospectus supplement relates to the offering of our ADSs. Before buying any of the ADSs that we are offering, we urge you to carefully read this prospectus supplement together with the information incorporated by reference herein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference and any free writing prospectus that we may authorize for use in connection with this offering. These documents contain important information that you should consider when making your investment decision.
We provide information to you about this offering of our ADSs in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. This prospectus supplement describes the terms of this offering of ADSs and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into the accompanying base prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus supplement) the statement in the document having the later date modifies or supersedes the earlier statement.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement and any free writing prospectus filed by us with the SEC. We have not, and Cowen has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities. We are not, and Cowen is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, any documents incorporated by reference, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, any documents incorporated by reference, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.
Unless otherwise stated, all references in this prospectus supplement or the accompanying prospectus to the “Company,” “COMPASS,” “COMPASS Pathways,” “we,” “us,” and “our,” except where the context requires otherwise, refer to COMPASS Pathways plc and its consolidated subsidiaries.
We own various trademark registrations and applications, and unregistered trademarks, including COMPASS and COMPASS PATHWAYS and our corporate logo. All other trade names, trademarks and service marks of other companies appearing in this prospectus supplement are the property of their respective holders. Solely for convenience, the trademarks and trade names in this prospectus supplement may be referred to without the ®, ™ or RTM symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend to use or display other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
This prospectus supplement contains or incorporates by reference industry, market and competitive position data that are based on general and industry publications, surveys and studies conducted by third parties, some of which may not be publicly available, and our own internal estimates and research. While we are responsible for the data incorporated or contained in this prospectus, third-party publications, surveys and studies generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. These data involve a number of assumptions and limitations and contain projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. We caution you not to give undue weight to such projections, assumptions and estimates.
No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

PRESENTATION OF FINANCIAL INFORMATION
We maintain our books and records in pounds sterling, our results are subsequently converted to U.S. dollars and we prepare our consolidated financial statements in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, as issued by the Financial Accounting Standards Board. All references in this prospectus supplement to “$” are to U.S. Dollars and all references to “£” are to pounds sterling.
We have made rounding adjustments to some of the figures included in this prospectus supplement. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them. We have historically conducted our business through COMPASS Pathfinder Holdings Limited, and therefore our historical consolidated financial statements previously presented the consolidated results of operations of COMPASS Pathfinder Holdings Limited. Following our reorganization that we completed in connection with our initial public offering, our consolidated financial statements present the consolidated results of operations of COMPASS Pathways plc.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus supplement and in the documents incorporated by reference herein or therein. This summary does not contain all of the information that you should consider before making an investment. You should read this entire prospectus supplement and the accompanying base prospectus carefully, especially the risks of investing in our ADSs discussed under “Risk Factors” beginning on page S-8 of this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement, the accompanying base prospectus and any related free writing prospectus, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying base prospectus.
Overview
We are a mental health care company dedicated to accelerating patient access to evidence-based innovation in mental health. We are motivated by the need to find better ways to help and empower people suffering with mental health challenges who are not helped by existing therapies, and are pioneering the development of a new model of psilocybin therapy, in which our investigational COMP360 psilocybin is administered in conjunction with psychological support. Our initial focus is on treatment-resistant depression, or TRD, a subset of major depressive disorder, or MDD, comprising patients who are inadequately served by the current treatment paradigm. Early signals from academic studies, using formulations of psilocybin not developed by us, have shown that psilocybin therapy may have the potential to improve outcomes for patients suffering with TRD, with rapid reductions in depression symptoms and effects lasting up to six months, after administration of a single high dose. We have developed a proprietary, high-purity polymorphic crystalline formulation of psilocybin, COMP360. In 2019, we completed a Phase I clinical trial administering COMP360, along with psychological support, to 89 healthy volunteers. In this trial, we observed that COMP360 was generally well-tolerated and supported continued progression of Phase IIb studies.
In 2021, we completed a large-scale randomized, controlled, double-blind Phase IIb clinical trial of our COMP360 psilocybin therapy in 233 patients suffering with TRD, in 22 sites in 10 countries in North America and Europe. This is the largest psilocybin trial completed to date. This dose-finding trial investigated the safety and efficacy of COMP360 in TRD, and aimed to determine the optimal dose of COMP360, with three doses (1mg, 10mg, 25mg) explored. In November 2021, we announced positive topline results from this trial which showed a rapid and sustained response for patients receiving a single dose of COMP360 psilocybin with psychological support. The trial achieved its primary endpoint for the highest dose, with a 25mg dose of COMP360 demonstrating a statistically significant (p<0.001) and clinically relevant treatment difference compared with the 1mg dose of COMP360 in terms of a reduction of depressive symptom severity after three weeks.
In December 2021 we announced the results from our exploratory study of COMP360 psilocybin therapy in conjunction with SSRI antidepressant use. This single-arm open label study of 19 patients with TRD taking concomitant SSRI therapy with COMP360 psilocybin therapy using a single dose of 25mg saw comparable treatment outcomes to patients in our Phase IIb trial where patients were withdrawn from their ongoing antidepressants prior to COMP360 psilocybin therapy. The results of this study challenge the widely-held belief that the use of serotonergic antidepressants together with psilocybin could interfere with psilocybin’s therapeutic effect, and provide a strong signal that COMP360 psilocybin therapy could be an adjunctive treatment to SSRI antidepressants as well as a monotherapy. This could be helpful for some patients with TRD for whom antidepressant withdrawal is a difficult step. We intend to initiate a Phase III registrational program of COMP360 psilocybin therapy for the treatment of TRD in 2022.
In November 2021 we began a Phase II, multi-center, fixed-dose (25mg), open label study to evaluate the safety and tolerability of COMP360 psilocybin therapy in people who suffer with PTSD resulting from trauma experienced as adults.

We believe that COMP360 psilocybin therapy - combining COMP360 psilocybin with psychological support from specially trained therapists - could offer a new approach to depression care.
Corporate Information
COMPASS Pathways plc was originally incorporated as a private limited company under the laws of England and Wales in June 2020 under the name COMPASS Rx Limited to become a holding company for COMPASS Pathfinder Holdings Limited. COMPASS Rx Limited was subsequently re-registered as a public limited company in August 2020 and renamed COMPASS Pathways plc. COMPASS Pathfinder Holdings Limited was originally incorporated under the laws of England and Wales in June 2017.
Our registered office is located at 3rd Floor, 1 Ashley Road, Altrincham, Cheshire, WA14 2DT, United Kingdom, and our telephone number is +1 (646) 905-3974.
Our website address is www.compasspathways.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

THE OFFERING

ADSs Offered By Us	Ordinary shares represented by ADSs having an aggregate offering price of up to $150,000,000.
Plan of Distribution	“At the market offerings" that may be made from time to time through our sales agent, Cowen and Company, LLC. See “Plan of Distribution” on page S-17.
The ADSs	Each ADS represents one ordinary share, nominal value £0.008 per share. The offered ADSs may be evidenced by American Depositary Receipts, or ADRs.
Use of Proceeds
We intend to use the net proceeds from this offering primarily for general corporate purposes, which may include working capital and capital expenditures, expenses related to research, clinical development and commercial efforts, general and administrative expenses, and potential acquisitions of, or investments in, companies, technologies, products or assets that complement our business (although we have no current commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement). See “Use of Proceeds” on page S-14 for additional information.

Risk Factors
Investing in our ADSs involves significant risks. You should read the section titled “Risk Factors” beginning on page S-8 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to purchase our ADSs.

The Nasdaq Global Select Market symbol	“CMPS”
Depositary	Citibank, N.A.
The total number of our ordinary shares (including ordinary shares represented by one ADS) to be outstanding after this offering is based on 42,019,874 of our ordinary shares outstanding as of December 31, 2021, and excludes:
•3,915,503 ordinary shares issuable upon the exercise of options for ordinary shares outstanding as of December 31, 2021, with a weighted–average exercise price of $13.53 per share;
•115,140 ordinary shares issuable upon the vesting of unvested restricted stock units outstanding as of December 31, 2021;
•57,875 ordinary shares issuable of vested restricted stock units outstanding as of December 31, 2021;
•an additional 406,737 ordinary shares that are available for future issuance under our 2020 Share Option and Incentive Plan, or 2020 Option Plan; and
•an additional 340,053 ordinary shares that are available for future issuance under our Employee Stock Purchase Plan, or ESPP.
Unless otherwise stated, all information contained in this prospectus supplement assumes no issuance or exercise of options after December 31, 2021 and reflects an assumed public offering price of $22.10, which was the last reported sale price of our ADSs on The Nasdaq Global Select Market on December 31, 2021.

RISK FACTORS
Investing in our American Depositary Shares, or ADSs, involves a high degree of risk. You should carefully consider the risks and uncertainties described below and the other information contained in this prospectus supplement, the accompanying base prospectus and documents incorporated by reference herein before making an investment decision. The risks and uncertainties described below and incorporated by reference are not the only ones we face. Additional risks and uncertainties not presently known to us may also adversely affect our business. Our business, financial condition and/or results of operations could be materially and adversely affected if any of these risks occur, and as a result the trading price of our ADSs could decline and you could lose all or part of your investment.
This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors.
Risks Related to this Offering
The market price of our ADSs has been and will likely continue to be volatile and you could lose all or part of your investment.
The market price of our ADSs has been and may continue to be highly volatile and could be subject to large fluctuations in response to the risk factors discussed in this section, and others beyond our control, including the following:
•positive or negative results of testing and clinical trials by us, strategic partners or competitors;
•delays in entering into strategic relationships with respect to development or commercialization of our investigational COMP360 psilocybin therapy or any future therapeutic candidates;
•entry into strategic relationships on terms that are not deemed to be favorable to us;
•technological innovations or commercial therapeutic introductions by competitors;
•changes in government regulations and healthcare payment systems;
•developments concerning proprietary rights, including patent and litigation matters;
•public concern relating to the commercial value or safety of any of our investigational COMP360 psilocybin therapy or any future therapeutic candidates;
•negative publicity or public perception of the use of psilocybin as a treatment therapy;
•financing or other corporate transactions;
•publication of research reports or comments by securities or industry analysts;
•the trading volume of our ADSs on Nasdaq;
•sales of our ADSs by us, members of our senior management and directors or our shareholders or the anticipation that such sales may occur in the future;
•general market conditions in the pharmaceutical industry or in the economy as a whole;
•general economic, political, and market conditions and overall market volatility in the United States or the UK as a result of the COVID-19 pandemic or other pandemics or similar events; and
•other events and factors, many of which are beyond our control.
In recent years, the stock markets, and particularly the stock of pharmaceutical and biotechnology companies, at times have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of affected companies. Broad market and industry factors may significantly affect the market price of our common stock unrelated to our actual operating performance. Since our ADSs were sold in our IPO at a price of $17.00 per ADS, our ADS price has fluctuated significantly, ranging from an intraday low of $13.10 to an intraday high of $58.62 for the period beginning September 18, 2020, our first day of trading on The Nasdaq Global Select Market, through February 22, 2022. If the market price of our ADSs after this offering does not exceed the offering price, you may not realize any return on your investment in us and may lose some or all of your investment.
We have broad discretion in the use of the net proceeds from the offering and may not use them effectively.
Our board of directors and management will have broad discretion in the application of the net proceeds from the offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our ADSs. The failure by our board of directors and management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our ADSs to decline and delay the development of our investigational COMP360 psilocybin therapy or any future therapeutic candidates. Pending their use, we may invest the net proceeds from the offering in a manner that does not produce income or that loses value.
If you purchase our ADSs in the offering, you will experience substantial and immediate dilution.
If you purchase ADSs in this offering, you will experience immediate dilution in an amount equal to the difference between the purchase price per ADS and our then-net tangible book value per ADS. Assuming that an aggregate of $150,000,000 of ADSs are sold at an assumed public offering price of $22.10 per ADS, which was the last reported sale price of our ADSs on the Nasdaq Global Select Stock Market on December 31, 2021, and after deducting commissions and estimated offering expenses payable by us, you would experience immediate dilution of $13.32 per ADS, representing the difference between the assumed public offering price and our as adjusted net tangible book value as of December 31, 2021. For a further description of the dilution that you will experience immediately after the offering, see the section of this prospectus supplement titled “Dilution.”
Future sales or issuances of our ADSs in the public markets, or the perception of such sales, could depress the trading price of our ADSs.
The sale of a substantial number of shares of our ADSs or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our ADSs and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our ADSs at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of ADSs or other equity-related securities would have on the market price of our ADSs.
The actual number of ADSs we will issue under the Sales Agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the Sales Agreement entered into by us with Cowen and compliance with applicable law, we have the discretion to deliver a placement notice to Cowen at any time throughout the term of the Sales Agreement. The number of ADSs that are sold by Cowen after delivering a placement notice will fluctuate based on the market price of our ADSs during the sales period and limits we set with Cowen. Because the price per ADS sold will fluctuate based on the market price of our ADSs during the sales period, it is not possible at this stage to predict the number of ADSs that will be ultimately issued or the resulting gross proceeds.
The ADSs offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase ADSs in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of ADSs sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.
Holders of our ADSs are not treated as holders of our ordinary shares.
By participating in this offering you will become a holder of ADSs with underlying ordinary shares in a company incorporated under English law. Holders of ADSs are not treated as holders of our ordinary shares, unless they withdraw the ordinary shares underlying their ADSs in accordance with the deposit agreement among us, Citibank, N.A., or the depositary, and all holders and beneficial owners of ADSs issued thereunder, or the deposit agreement, and applicable laws and regulations. The depositary is the holder of the ordinary shares underlying our ADSs. Holders of ADSs therefore do not have any rights as holders of our ordinary shares, other than the rights that they have pursuant to the deposit agreement.
Holders of our ADSs will not have the same voting rights as the holders of our ordinary shares, and may not receive voting materials or any other documents that would need to be provided to our shareholders pursuant to English corporate law, including the UK Companies Act 2006, or Companies Act 2006, in time to be able to exercise their right to vote.
Except as described in the deposit agreement, holders of the ADSs will not be able to exercise voting rights attaching to the ordinary shares represented by the ADSs. The deposit agreement provides that, upon receipt of notice of any meeting of holders of our ordinary shares, the depositary will fix a record date for the determination of ADS holders who shall be entitled to give instructions for the exercise of voting rights. Upon our request, the depositary shall distribute to the holders as of the record date (i) the notice of the meeting or solicitation of consent or proxy sent by us and (ii) a statement as to the manner in which instructions may be given by the holders. We cannot guarantee that ADS holders will receive the voting materials in time to ensure that they can instruct the depositary to vote the ordinary shares underlying their ADSs.
Otherwise, ADS holders will not be able to exercise their right to vote, unless they withdraw the ordinary shares underlying the ADSs they hold. However, ADS holders may not know about the meeting far enough in advance to withdraw those ordinary shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. As a result, ADS holders may not be able to exercise their right to vote, and there may be nothing they can do if the ordinary shares underlying their ADSs are not voted as they requested or if their shares cannot be voted.
Fluctuations in the exchange rate between the U.S. dollar and the pound sterling may increase the risk of holding our ADSs.
Our ADSs trade on the Nasdaq Global Select Market in U.S. dollars. Fluctuations in the exchange rate between the U.S. dollar and the pound sterling may result in temporary differences between the value of our ADSs and the value of our ordinary shares, which may result in heavy trading by investors seeking to exploit such differences.
In addition, as a result of fluctuations in the exchange rate between the U.S. dollar and the pound sterling, the U.S. dollar equivalent of the proceeds that a holder of ADSs would receive upon the sale in the UK of any ordinary shares withdrawn from the depositary and the U.S. dollar equivalent of any cash dividends paid in pounds on our ordinary shares represented by ADSs could also decline.
Holders of ADSs may not be able to participate in equity offerings we may conduct from time to time.
Certain shareholders and holders of ADSs, including those in the United States, may, even in the case where preferential subscription rights have not been cancelled or limited, not be entitled to exercise such rights, unless the offering is registered or the ordinary shares are qualified for sale under the relevant regulatory framework. As a result, there is the risk that investors may suffer dilution of their holdings should they not be permitted to participate in preference right equity or other offerings that we may conduct in the future.
Holders of ADSs may be subject to limitations on the transfer of their ADSs and the withdrawal of the underlying ordinary shares.
ADSs are transferable on the books of the depositary. However, the depositary may close its books at any time or from time to time when it deems expedient in connection with the performance of its duties. The depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary think it is advisable to do so because of any requirement of law, government or governmental body, or under any provision of the deposit agreement, or for any other reason, subject to the right of ADS holders to cancel their ADSs and withdraw the underlying ordinary shares. Temporary delays in the cancellation of your ADSs and withdrawal of the underlying ordinary shares may arise because the depositary has closed its transfer books or we have closed our transfer books, the transfer of ordinary shares is blocked to permit voting at a shareholders meeting or we are paying a dividend on our ordinary shares. In addition, ADS holders may not be able to cancel their ADSs and withdraw the underlying ordinary shares when they owe money for fees, taxes and similar charges and when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying base prospectus and the information incorporated by reference herein and therein contain statements that are not historical facts and are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, that involve substantial risks and uncertainties. All statements other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward looking statements. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “contemplate,” “estimate,” “predict,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these identifying words. Forward-looking statements include, but are not limited to, statements about:
•the timing, progress and results of our investigational COMP360 psilocybin therapy, including statements regarding the timing of initiation and completion of trials or studies and related preparatory work, the period during which the results of the trials will become available and our research and development programs;
•our reliance on the success of our investigational COMP360 psilocybin therapy;
•the timing, scope or likelihood of regulatory filings and approvals;
•our expectations regarding the size of the eligible patient populations for COMP360 psilocybin therapy, if approved for commercial use;
•our ability to identify third-party clinical sites to conduct our trials and our ability to identify and train appropriately qualified therapists to administer COMP360 psilocybin therapy;
•our ability to implement our business model and our strategic plans for our business and our investigational COMP360 psilocybin therapy;
•our ability to identify new indications for COMP360 beyond our current primary focuses on treatment-resistant depression (TRD) and post-traumatic stress disorder (PTSD);
•our ability to identify, develop or acquire digital technologies to enhance our administration of our investigational COMP360 psilocybin therapy;
•our ability to leverage our technology and drug development candidates to advance new psychedelic compounds in other areas of unmet mental health need;
•our ability to successfully establish and maintain Centers of Excellence;
•our commercialization, marketing and manufacturing capabilities and strategy;
•the pricing, coverage and reimbursement of our investigational COMP360 psilocybin therapy, if approved;
•the scalability and commercial viability of our manufacturing methods and processes;
•the rate and degree of market acceptance and clinical utility of our investigational COMP360 psilocybin therapy, in particular, and psilocybin-based therapies, in general;
•our ability to establish or maintain collaborations or strategic relationships or obtain additional funding;
•our expectations regarding potential benefits of our investigational COMP360 psilocybin therapy and our therapeutic approach generally;
•our expectations around regulatory development paths and with respect to Controlled Substances Act designation;
•the scope of protection we and any current or future licensors or collaboration partners are able to establish and maintain for intellectual property rights covering COMP360;
•our ability to operate our business without infringing, misappropriating, or otherwise violating the intellectual property rights and proprietary technology of third parties;
•regulatory developments in the United States, under the laws and regulations of England and Wales, and other jurisdictions;
•developments and projections relating to our competitors and our industry;

•the effectiveness of our internal control over financial reporting;
•our estimates regarding expenses, capital requirements and needs for additional financing;
•our ability to effectively manage our anticipated growth;
•our ability to attract and retain qualified employees and key personnel;
•the effect of the ongoing and evolving COVID-19 pandemic, including mitigation efforts and economic effects, on any of the foregoing or other aspects of our business or operations;
•whether we are classified as a controlled foreign corporation, or CFC, or a passive foreign investment company, or PFIC, under the Internal Revenue Code of 1986, as amended, for current and future periods;
•the future trading price of the ADSs and impact of securities analysts’ reports on these prices; and
•other risks and uncertainties, including those listed under the caption “Risk Factors” in this prospectus as well as those risk factors that are incorporated by reference in this prospectus.
We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement, the accompanying base prospectus, and documents incorporated by reference herein, particularly in the section titled “Risk Factors,” that we believe may cause our actual results or events to differ materially from those expressed or implied by our forward-looking statements. Moreover, we operate in a competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should read this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, as well as the documents that we have filed as exhibits to the registration statement of which this prospectus supplement forms a part, completely and with the understanding that our actual future results, performance or achievements may be materially different from what we expect. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

USE OF PROCEEDS
We may issue and sell our ADSs having aggregate sales proceeds of up to $150,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement with Cowen as a source of financing.
We currently intend to use the net proceeds from this offering primarily for general corporate purposes, which may include working capital and capital expenditures, expenses related to research, clinical development and commercial efforts, general and administrative expenses, and potential acquisitions of, or investments in, companies, technologies, products or assets that complement our business (although we have no current commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement).
This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. We may also use a portion of the net proceeds to in-license, acquire, or invest in additional businesses, technologies, products or assets. We cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. Predicting the cost necessary to develop product candidates and commercialize approved products can be difficult and the amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development, the status of and results from clinical trials, any collaborations that we may enter into with third parties for our therapeutic candidate and any unforeseen cash needs. Our management will retain broad discretion over the allocation of the net proceeds from this offering.
Pending our use of proceeds from this offering, we plan to invest these net proceeds in a variety of capital preservation instruments, including short-term, interest bearing obligations and investment-grade instruments.

DILUTION
If you invest in our ADSs in this offering, your ownership interest will be diluted to the extent of the difference between the price per ADS you pay in this offering and the as adjusted net tangible book value per ADS immediately after this offering.
As of December 31, 2021, our net tangible book value was $283.9 million, or $6.76 per ordinary share (equivalent to $6.76 per ADS). Our net tangible book value per ADS represents total tangible assets (excluding fixed asset investments) less total liabilities, divided by the aggregate number of ordinary and deferred shares outstanding on December 31, 2021.
After giving effect to the assumed sale of 6,800,000 ADSs at the assumed public offering price of $22.10 per ADS, which was the last reported sale price of our ADSs on The Nasdaq Global Select Market on December 31, 2021, and after deducting estimated offering commissions and offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2021 would have been approximately $8.78 per ordinary share, or approximately $8.78 per ADS. This represents an immediate increase in as adjusted net tangible book value of $2.00 per ADS to our existing shareholders and an immediate dilution of $13.32 per ADS to investors participating in this offering. The following table illustrates this dilution to new investors purchasing ADSs in this offering:

Assumed public offering price per ADS		$22.10
Historical net tangible book value per ADS as of December 31, 2021	$6.76
Increase in net tangible book value per ADS attributable to new investors purchasing ADSs in this offering	$2.00
As adjusted net tangible book value per ADS after this offering		$8.78
Dilution per ADS to new investors purchasing ADSs in this offering		$13.32
The table above assumes for illustrative purposes that an aggregate of 6,800,000 ADSs are sold during the term of the sale agreement at a price of $22.10 per ADS, the last reported sale price of our ADSs on the Nasdaq Global Select Market on December 31, 2021, for aggregate gross proceeds of approximately $150,000,000. The ADSs subject to the sale agreement are being sold from time to time at various prices. An increase of $1.00 per ADS in the price at which the ADSs are sold from the assumed offering price of $22.10 per ADS shown in the table above would increase our adjusted net tangible book value per ADS after the offering to $8.92 per ADS and would increase the dilution in net tangible book value per ADS to new investors in this offering to $14.18 per ADS, after deducting commissions and estimated offering expenses payable by us. A decrease of $1.00 per ADS in the price at which the ADS are sold from the assumed offering price of $22.10 per ADS shown in the table above would decrease our adjusted net tangible book value per ADS after the offering to $8.65 per ADS and would increase the dilution in net tangible book value per ADS to new investors in this offering of $12.45 per ADS, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of ADSs sold.
The foregoing table and discussion is based on 42,019,874 ordinary shares outstanding as of December 31, 2021, excluding, in each case, as of December 31, 2021:
•3,915,503 ordinary shares issuable upon the exercise of options for ordinary shares outstanding as of December 31, 2021, with a weighted-average exercise price of $13.53 per share;
•115,140 ordinary shares issuable upon the vesting of unvested restricted stock units outstanding as of December 31, 2021;
•57,875 ordinary shares issuable of vested restricted stock units outstanding as of December 31, 2021;
•an additional 406,737 ordinary shares that are available for future issuance under our 2020 Option Plan; and
•an additional 340,053 ordinary shares that are available for future issuance under our ESPP.

To the extent that options are issued under our 2020 Option Plan or shares are issued under our ESPP, or we issue additional ordinary shares or ADSs in the future, there will be further dilution to investors participating in this offering.
In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

PLAN OF DISTRIBUTION
We have previously entered into a Sales Agreement with Cowen, under which we may issue and sell from time to time up to $150,000,000 of our ADSs, each representing one ordinary share, through Cowen as our sales agent. Sales of our ADSs, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.
Cowen will offer our ADSs subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and Cowen. We will designate the maximum amount of ADSs to be sold through Cowen on a daily basis or otherwise determine such maximum amount together with Cowen. Subject to the terms and conditions of the sales agreement, Cowen will use its commercially reasonable efforts to sell on our behalf all of the ADSs requested to be sold by us. We may instruct Cowen not to sell ADSs if the sales cannot be effected at or above the price designated by us in any such instruction. Cowen or we may suspend the offering of our ADSs being made through Cowen under the sales agreement upon proper notice to the other party. Cowen and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.
The aggregate compensation payable to Cowen as sales agent up to 3.0% of the gross sales price of the ADSs sold through it pursuant to the sales agreement. We have also agreed to reimburse Cowen up to $75,000 of Cowen’s actual outside legal expenses incurred by Cowen in connection with this offering. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Cowen under the sales agreement, will be approximately $0.9 million.
The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such ADSs.
Cowen will provide written confirmation to us following the close of trading on the Nasdaq Global Select Market on each day in which ADSs are sold through it as sales agent under the sales agreement. Each confirmation will include the number of ADSs sold through it as sales agent on that day, the volume weighted average price of the ADSs sold, the percentage of the daily trading volume and the net proceeds to us.
We will report at least quarterly the number of ADSs sold through Cowen under the Sales Agreement, the net proceeds to us and the compensation paid by us to Cowen in connection with the sales of ADSs.
Settlement for sales of ADSs will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sales of our ADSs on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Cowen will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to Cowen against certain liabilities, including liabilities under the Securities Act. As sales agent, Cowen will not engage in any transactions that stabilizes our ADSs.
Our ADSs are listed on the Nasdaq Global Select Market and trade under the symbol “CMPS.” The depositary bank of our ADSs is Citibank, N.A.
Cowen and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

LEGAL MATTERS
The validity of our ADSs and our ordinary shares and certain other matters of U.S. federal law and English law will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts and Goodwin Procter (UK) LLP, London, United Kingdom, respectively. Cowen and Company, LLC is being represented in connection with this offering by Cooley LLP, New York, New York with respect to U.S. federal law and Cooley (UK) LLP, London, United Kingdom with respect to certain matters of English law.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The registered business address of PricewaterhouseCoopers LLP is 1 Embankment Place, London, WC2N 6RH, United Kingdom.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the U.S. Securities and Exchange Commission a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act which was subsequently amended to be a Form S-3. We have also filed a related registration statement on Form F-6 (File No. 333-248514) with the SEC to register our ADSs. This prospectus supplement does not contain all of the information included in the registration statement and the exhibits and schedules to the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits and schedules for that information. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus supplement relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers, like us, that file electronically with the SEC. We maintain a corporate website at www.compasspathways.com. Information contained in, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website (www.sec.gov) that contains such reports, and other information.

We maintain a corporate website at www.compasspathways.com where certain of the documents we file with the SEC are available free of charge. Information contained in, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
We will send the depositary a copy of all notices of shareholders meetings and other reports, communications and information that are made generally available to shareholders. The depositary has agreed to mail to all holders of ADSs a notice containing the information (or a summary of the information) contained in any notice of a meeting of our shareholders received by the depositary and will make available to all holders of ADSs such notices and all such other reports and communications received by the depositary.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We have elected to incorporate the following documents into this prospectus supplement, together with all exhibits filed therewith or incorporated therein by reference, to the extent not otherwise amended or superseded by the contents of this prospectus supplement:
•Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 24, 2022;
•Our Report on Form 8–K filed with the SEC on February 4, 2022; and
•The description of our ordinary shares and ADSs contained in our registration statement on Form 8-A, as filed with the SEC under Section 12(b) of the Exchange Act on September 15, 2020, including any amendment or report filed for the purpose of updating such description (File No. 001-39522).
The information incorporated by reference is an important part of this prospectus supplement. In addition, all documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, on or after the date of this prospectus supplement until the earlier of the date on which all of the securities registered hereunder have been sold or all offerings under this prospectus supplement are terminated, shall be deemed incorporated by reference in this prospectus supplement. Any report on Form 8-K that we furnish to the SEC on or after the date of this prospectus supplement (or portions thereof) is incorporated by reference in this prospectus supplement only to the extent that the report expressly states that we incorporate it (or such portions) by reference in this prospectus supplement and that it is not subsequently superseded.
Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing to us at the following address: COMPASS Pathways plc, Attention: Investor Relations, 3rd Floor, 1 Ashley Road, Altrincham, Cheshire, United Kingdom, WA14 2DT. In addition, copies of the documents incorporated herein by reference may be accessed, free of charge, on the SEC’s website at www.sec.gov, or on our website at www.compasspathways.com. Information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement or the accompanying base prospectus.

$150,000,000
American Depositary Shares Representing
Ordinary Shares
PROSPECTUS SUPPLEMENT
Cowen
              , 2022

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this Registration Statement. Each item listed is estimated, except for the SEC registration fee and the FINRA filing fee.

SEC registration fee	$13,905	(1)
FINRA filing fee	$225,500
Printing fees and expenses		(2)
Legal fees and expenses		(2)
Accounting fees and expenses		(2)
Miscellaneous expenses		(2)
Total		(2)
________________
(1)The registration fee paid to the SEC relates solely to the $150,000,000 of common shares that may be sold pursuant to our “at the market offering" within the meaning of Rule 415(a)(4) of the Securities Act, or through a market maker or into an existing trading market on an exchange or otherwise. The registration fee owed to the SEC by us for other securities that may be sold by us or the selling stock holders, pursuant to this prospectus, has been omitted because the fee is being deferred pursuant to Rule 456(b) and Rule 457(r) under the Securities Act.
(2)These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.
Item 15. Indemnification of Officers and Directors.
Subject to the Companies Act 2006, members of the registrant’s board of directors and its officers (excluding auditors) have the benefit of the following indemnification provisions in the registrant’s Articles of Association:
Current and former members of the registrant’s board of directors or officers shall be reimbursed for:
(a)all costs, charges, losses, expenses and liabilities sustained or incurred in relation to his or her actual or purported execution of his or her duties in relation to the registrant, including any liability incurred in defending any criminal or civil proceedings; and
(b)expenses incurred or to be incurred in defending any criminal or civil proceedings, in an investigation by a regulatory authority or against a proposed action to be taken by a regulatory authority, or in connection with any application for relief under the statutes of the United Kingdom and any other statutes that concern and affect the registrant as a company, or collectively the Statutes, arising in relation to the registrant or an associated company, by virtue of the actual or purposed execution of the duties of his or her office or the exercise of his or her powers.
In the case of current or former members of the registrant’s board of directors, there shall be no entitlement to reimbursement as referred to above for (i) any liability incurred to the registrant or any associated company, (ii) the payment of a fine imposed in any criminal proceeding or a penalty imposed by a regulatory authority for non-compliance with any requirement of a regulatory nature, (iii) the defense of any criminal proceeding if the member of the registrant’s board of directors is convicted, (iv) the defense of any civil proceeding brought by the registrant or an associated company in which judgment is given against the director, and (v) any application for relief under the statutes of the United Kingdom and any other statutes that concern and affect the registrant as a company in which the court refuses to grant relief to the director.

In addition, members of the registrant’s board of directors and its officers who have received payment from the registrant under these indemnification provisions must repay the amount they received in accordance with the Statutes or in any other circumstances that the registrant may prescribe or where the registrant has reserved the right to require repayment.

Item 16. Exhibits.
EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1*	Form of Underwriting Agreement.

1.2
Sales Agreement, dated as of October 8, 2021, by and between the Registrant and Cowen and Company, LLC (incorporated by reference to Exhibit 1.2 to the Registrant’s Registration Statement on Form F-3 (File No. 333-260145) filed with the Commission on October 8, 2021).

3.1
Articles of Association of COMPASS Pathways plc, as currently in effect (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form F-1/A (File No. 333-248484) filed with the Commission on September 14, 2020).

4.1
Form of Deposit Agreement (incorporated by reference to Exhibit (a) to the Registrant’s Registration Statement on Form F-6 (File No. 333-248514) filed with the Commission on August 31, 2020 (the “F-6 Registration Statement”)).

4.2	Form of American Depositary Receipt (incorporated by reference to Exhibit (a) of our F-6 Registration Statement).

4.3*	Form of Warrant Agreement (including Warrant Certificate).

4.4*	Form of Unit Agreement.

4.5	Form of Senior Indenture (incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form F-3 (File No. 333-260145) filed with the Commission on October 8, 2021).

4.6	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form F-3 (File No. 333-260145) filed with the Commission on October 8, 2021).

4.7
Investment and shareholders’ agreement by and between COMPASS Rx Limited and the shareholders named therein, dated April 17, 2020 and amended and restated on August 7, 2020 (incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form F-1/A (File No. 333-248484) filed with the Commission on September 14, 2020).

5.1	Opinion of Goodwin Procter (UK) LLP (incorporated by reference to Exhibit 5.1 to the Registrant's Post-Effective Amendment No. 1 to Form F-3 on Form S-3 filed on February 24, 2022).

5.2	Opinion of Goodwin Procter LLP (incorporated by reference to Exhibit 5.2 to the Registrant's Post-Effective Amendment No. 1 to Form F-3 on Form S-3 filed on February 24, 2022).

5.3
Opinion of Goodwin Procter (UK) LLP (incorporated by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form F-3 (File No. 333-260145) filed with the Commission on October 8, 2021).

5.4	Opinion of Goodwin Procter LLP (incorporated by reference to Exhibit 5.2 to the Registrant’s Registration Statement on Form F-3 (File No. 333-260145) filed with the Commission on October 8, 2021).

23.1***	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Goodwin Procter (UK) LLP (included in Exhibit 5.1).

23.3	Consent of Goodwin Procter LLP (included in Exhibit 5.2).

23.4	Consent of Goodwin Procter (UK) LLP (included in Exhibit 5.3).

23.5	Consent of Goodwin Procter LLP (included in Exhibit 5.4).

25.1**	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.

25.2**	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.
107	Filing Fee Table (incorporated by reference to Exhibit 107 to the Registrant's Post-Effective Amendment No. 1 to Form F-3 on Form S-3 filed on February 24, 2022).

*To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Exchange Act, and incorporated herein by reference.
**To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

***Filed herewith.
Item 17. Undertakings.
(a)The undersigned registrant hereby undertakes:
(i)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(1)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(2)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(3)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(ii)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(iii)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(iv)That, for the purpose of determining liability under the Securities Act to any purchaser:
(1)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(2)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
(v)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(1)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(2)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(3)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(4)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d)The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)2 of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on this 24th day of February, 2022.

COMPASS Pathways plc

Date:	February 24, 2022	By:	/s/ George Goldsmith
George Goldsmith
Chief Executive Officer
(Principal Executive Officer)
Pursuant to the requirements of the Securities Act of 1934, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George Goldsmith	Chief Executive Officer and Chair of the Board of Directors (Principal Executive Officer)	February 24, 2022
George Goldsmith

/s/ Michael Falvey	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 24, 2022
Michael Falvey

/s/ Ekaterina Malievskaia	Chief Innovation Officer and Director	February 24, 2022
Ekaterina Malievskaia

/s/ David York Norton	Lead Director	February 24, 2022
David York Norton

/s/ Jason Camm	Director	February 24, 2022
Jason Camm

/s/ Annalisa Jenkins	Director	February 24, 2022
Annalisa Jenkins, MBBS

/s/ Thomas Lönngren	Director	February 24, 2022
Thomas Lönngren

/s/ Robert McQuade	Director	February 24, 2022
Robert McQuade

/s/ Linda McGoldrick	Director	February 24, 2022
Linda McGoldrick

/s/ Wayne Riley	Director	February 24, 2022
Wayne Riley, M.D., MPH, M.B.A.

/s/ Stephen Schultz	Authorized Representative in the United States	February 24, 2022
Stephen Schultz